--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
                            ------------------------

                                  SCHEDULE TO
                                 (RULE 14d-100)
                            ------------------------

                             TENDER OFFER STATEMENT
                   UNDER SECTION 14(d)(1) OR 13(e)(1) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                       LORAL SPACE & COMMUNICATIONS LTD.
                           (NAME OF SUBJECT COMPANY)

                       LORAL SPACE & COMMUNICATIONS LTD.
                      (NAME OF PERSON(S) FILING STATEMENT)

          6% SERIES C CONVERTIBLE REDEEMABLE PREFERRED STOCK DUE 2006 6% SERIES D CONVERTIBLE REDEEMABLE PREFERRED STOCK DUE 2007
                       (TITLE OF CLASS(ES) OF SECURITIES)

                     #G56462149, #543885404 AND #543885305
                           #G56462305 AND #543885602
                   (CUSIP NUMBER OF CLASS(ES) OF SECURITIES)

                                    AVI KATZ
                       LORAL SPACE & COMMUNICATIONS LTD.
                         C/O LORAL SPACECOM CORPORATION
                                600 THIRD AVENUE
                               NEW YORK, NY 10016
                                 (212) 697-1105
          (NAME, ADDRESS AND TELEPHONE NUMBER OF PERSON AUTHORIZED TO
 RECEIVE NOTICE AND COMMUNICATIONS ON BEHALF OF THE PERSON(S) FILING STATEMENT)

                                   COPIES TO:

                                YAACOV M. GROSS
                            WILLKIE FARR & GALLAGHER
                               787 SEVENTH AVENUE
                            NEW YORK, NEW YORK 10019
                                 (212) 728-8000
                            ------------------------

                           CALCULATION OF FILING FEE

-------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------
Transaction Valuation:  $45,869,793(1)            Amount of Filing Fee:  $4,220
-------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------

(1) Estimated for the purposes of calculating the amount of the filing fee in accordance with Rule 0-11 under the Securities Exchange Act of 1934, as amended, based upon (a) 8,084,174 shares of 6% Series C Convertible Redeemable Preferred Stock outstanding as of July 31, 2002, (b) 3,391,688 shares of 6% Series D Convertible Redeemable Preferred Stock outstanding as of July 31, 2002, (c) the exchange ratio of $1.92 in cash and 4 shares of Common Stock, par value $.01 each, of Loral Space & Communications Ltd. for each share of Preferred Stock pursuant to the Exchange Offer, and (d) the market value per share of Common Stock, as established by the average of the high and low prices reported as of August 22, 2002 on the New York Stock Exchange.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

     [ ] Check the box if any part of the fee is offset as provided by Rule 0-11(a)(2) and identify the filing with which the offsetting fee was previously paid. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       Amount Previously Paid:
       -----------------------------------------------------

       Form or Registration No.:
       ----------------------------------------------------

       Filing Party:
       -------------------------------------------------------------------

       Date Filed:
       --------------------------------------------------------------------

     [ ] Check the box if the filing relates solely to preliminary communications made before the commencement of a tender offer.

     Check the appropriate boxes below to designate any transactions to which the statement relates:

     [ ]  third-party tender offer subject to Rule 14d-1.

     [X]  issuer tender offer subject to Rule 13e-4.

     [ ]  going-private transaction subject to Rule 13e3.

     [ ]  amendment to Schedule 13D under Rule 13d-2.

     Check the following box if the filing is a final amendment reporting the results of the tender offer: [ ]

     On August 27, 2002, Loral Space & Communications Ltd., a company organized under the laws of Bermuda (the "Company"), commenced an exchange offer (the "Exchange Offer") for all of the shares of its outstanding 6% Series C Convertible Redeemable Preferred Stock due 2006 (the "Series C Preferred Stock") and all of the shares of its outstanding 6% Series D Convertible Redeemable Preferred Stock due 2007 (the "Series D Preferred Stock" and together with the Series C Preferred Stock, the "Preferred Stock"), or such lesser number shares of Preferred Stock as are validly tendered and not withdrawn prior to the expiration date of the Exchange Offer for $1.92 in cash and 4 shares of the Company's common stock, par value $0.01 per share ("Common Stock") for each share of Preferred Stock validly tendered and not withdrawn. This Tender Offer Statement on Schedule TO ("Schedule TO") relates to such Exchange Offer by the Company. The Exchange Offer will expire at 12:00 a.m. (midnight), New York City time, on September 25, 2002, unless extended (the "Expiration Date").

ITEM 1:  SUMMARY TERM SHEET.

     See the section of the Exchange Offer dated August 27, 2002, attached hereto as Exhibit (a)(1) (the "Offer to Exchange"), captioned "Summary."

ITEM 2:  SUBJECT COMPANY INFORMATION.

     (a) The name of the Company to which this Schedule TO relates is Loral Space & Communications Ltd., a company organized under the laws of Bermuda. The address of the principal executive offices of the Company is c/o Loral SpaceCom Corporation, 600 Third Avenue, New York, New York 10016 and the telephone number of the Company is (212) 697-1105.

     (b) The titles of the classes of equity securities to which this Schedule TO relates are:

           - Common Stock of par value $0.01 per share;

           - 6% Series C Convertible Redeemable Preferred Stock due 2006; and

           - 6% Series D Convertible Redeemable Preferred Stock due 2007.

     As of July 31, 2002, there were 372,930,403 shares of Common Stock, 8,084,174 shares of Series C Preferred Stock and 3,391,688 shares of Series D Preferred Stock outstanding.

     (c) See the section of the Exchange Offer captioned "Market for the Common Stock and Preferred Stock."

ITEM 3:  IDENTITY AND BACKGROUND OF FILING PERSONS.

     (a) This Schedule TO is being filed by Loral Space & Communications Ltd. The address of the principal executive offices of the Company is c/o Loral SpaceCom Corporation, 600 Third Avenue, New York, New York 10016 and the telephone number of the Company is (212) 697-1105. For the executive officers and directors of the Company, please see the section of the Exchange Offer entitled "Management." The business address and business telephone number of each executive officer and director is the same as listed above for the Company.

ITEM 4:  TERMS OF THE TRANSACTION.

     (a) See the sections of the Offer to Exchange captioned
"Summary -- Important Terms of the Exchange Offer," "Summary -- Risk Factors," "Summary -- Material Differences in Rights as a Result of the Exchange Offer," "Risk Factors -- By participating in the Exchange Offer, you will give up the right to receive future preferred dividends," "Risk Factors -- By participating in the Exchange Offer, you will give up your preference over our Common Stock in the event of a liquidation," "The Exchange

Offer," "Material United States Federal Income Tax Consequences" and "Certain Securities Laws Considerations."

     (b) See the section of the Exchange Offer entitled "Interests of Directors and Officers."

ITEM 5:  PAST CONTACTS, TRANSACTIONS, NEGOTIATIONS AND AGREEMENTS.

     (e) See the section of the Exchange Offer entitled "Risk Factors -- The market for our shares could be adversely affected by future issuances of significant amounts of our Common Stock."

ITEM 6:  PURPOSE OF TRANSACTION AND PLANS OR PROPOSALS.

     (a) See the sections of the Exchange Offer captioned "Summary -- Important Terms of the Exchange Offer," "Summary -- Risk Factors" and "Reasons for the Exchange Offer."

     (b) See the section of the Exchange Offer captioned "Use of Proceeds."

     (c) See the sections of the Exchange Offer captioned "Summary -- Important Terms of the Exchange Offer," "Summary -- Risk Factors," "Risk Factors -- By participating in the exchange offer, you will give up the right to receive future preferred dividends," "Risk Factors - Our Common Stock could be de-listed by the New York Stock Exchange," "Risk Factors -- Our right to pay cash in exchange for the Preferred Stock is limited," "Risk Factors -- We may be restricted from purchasing Preferred Stock in the future." "Risk
Factors -- After the Exchange Offer, there may be a limited trading market for Preferred Stock," "Risk Factors -- If our business plan does not succeed, our operations might not generate enough cash to pay our obligations," "Risk
Factors -- The ability of our subsidiaries to pay dividends to us or otherwise support our obligations is limited by the terms of their debt instruments," "Risk Factors -- We have been sued in a number of purported class actions brought by our shareholders and security holders of Globalstar Telecommunications Limited and Globalstar," "Risk Factors -- Globalstar and certain of its general partner entities, including two of our subsidiaries, have filed for bankruptcy protection," "Risk Factors -- Globalstar may not be able to effect a restructuring," "Certain Information About us," "Reasons for the Exchange Offer" and "Use of Proceeds."

ITEM 7:  SOURCE AND AMOUNT OF FUNDS OR OTHER CONSIDERATION.

     (a) See the sections of the Exchange Offer captioned "Summary -- Important Terms of the Exchange Offer" and "The Exchange Offer."

     (b) See the section of the Exchange Offer captioned "The Exchange Offer -- Conditions."

     (d) Not applicable.

ITEM 8:  INTEREST IN SECURITIES OF THE SUBJECT COMPANY.

     (a) and (b) See the section of the Exchange Offer captioned "Interests of Directors and Officers."

ITEM 9:  PERSONS/ASSETS RETAINED, EMPLOYED, COMPENSATED OR USED.

     (a) See the section of the Exchange Offer entitled "Fees and Expenses."

ITEM 10:  FINANCIAL STATEMENTS.

     (a) Incorporated by reference from the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001, Quarterly Report on Form 10-Q for the quarter ended June 30, 2002,

Quarterly Report on Form 10-Q for the quarter ended March 31, 2002, and see the section of the Exchange Offer captioned "Summary -- Summary Historical Financial Information."

     (b) Incorporated by reference from the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001, Quarterly Report on Form 10-Q for the quarter ended June 30, 2002, Quarterly Report on Form 10-Q for the quarter ended March 31, 2002, and see the section of the Offer to Exchange captioned "Summary -- Unaudited Consolidated Pro Forma Financial Information."

ITEM 11:  ADDITIONAL INFORMATION.

     (a) See the section of the Exchange Offer captioned "Certain Legal Matters; Regulatory Approvals."

ITEM 12:  EXHIBITS.

Exhibit (a)(1)(A)    Exchange Offer, dated August 27, 2002.
Exhibit (a)(1)(B)    Form of Letter of Transmittal dated August 27, 2002,
                     relating to the Exchange Offer.
Exhibit (a)(1)(C)    Form of Notice of Guaranteed Delivery.
Exhibit (a)(1)(D)    Form of Letter to Brokers.
Exhibit (a)(1)(E)    Form of Letter to Clients.
Exhibit (a)(1)(F)    Text of Press Release issued by Loral Space & Communications
                     Ltd. dated August 27, 2002.*
Exhibit (h)(1)       Opinion of Willkie Farr & Gallagher as to the material
                     United States federal income tax consequences of the
                     Exchange Offer.

---------------
* Previously filed

                                   SIGNATURE

     After due inquiry and to the best of my knowledge and belief, I certify that the information set forth in this statement is true, complete and correct.

                                          LORAL SPACE & COMMUNICATIONS LTD.

                                          By: /s/ AVI KATZ
                                            ------------------------------------
                                            Name: Avi Katz
                                              Title:  Vice President, General
                                                      Counsel and Secretary

Dated: August 27, 2002

                    [LORAL SPACE & COMMUNICATIONS LTD. LOGO]

                                 EXCHANGE OFFER

                                       OF

                                 $1.92 IN CASH

                                      AND

              4 SHARES OF COMMON STOCK, PAR VALUE $0.01 PER SHARE
                                CUSIP #G56462107

                         FOR EACH OUTSTANDING SHARE OF

          6% SERIES C CONVERTIBLE REDEEMABLE PREFERRED STOCK DUE 2006
                  CUSIP #G56462149, #543885404 AND #543885305,

                         AND EACH OUTSTANDING SHARE OF

          6% SERIES D CONVERTIBLE REDEEMABLE PREFERRED STOCK DUE 2007
                        CUSIP #543885602 AND #G56462305
--------------------------------------------------------------------------------

                          We are offering to exchange:

     - $1.92 in cash and 4 shares of our Common Stock, par value $0.01 per share ("Common Stock" and together with the cash, the "Exchange
       Consideration"),

             for each outstanding and validly tendered share of our

     - 6% Series C Convertible Redeemable Preferred Stock due 2006 ("Series C Preferred Stock")

           and for each outstanding and validly tendered share of our

     - 6% Series D Convertible Redeemable Preferred Stock due 2007 ("Series D Preferred Stock" and, together with the Series C Preferred Stock, the "Preferred Stock").

     Under their terms, each share of Series C Preferred Stock is currently convertible at the option of the holder into 2.5 shares of Common Stock, and each share of Series D Preferred Stock is currently convertible at the option of the holder into 2.5214 shares of Common Stock.

THE EXCHANGE OFFER WILL EXPIRE AT 12:00 A.M. (MIDNIGHT), NEW YORK CITY TIME, ON WEDNESDAY, SEPTEMBER 25, 2002, AS MAY BE EXTENDED (THE "EXPIRATION DATE").

     We will accept for exchange any and all shares of Preferred Stock (without regard to series) validly tendered for exchange and not withdrawn prior to the Expiration Date, upon the terms and conditions set forth herein and in the accompanying Letter of Transmittal (the "Letter of Transmittal" and together with this offer to exchange, the "Exchange Offer"). This Exchange Offer is subject to certain conditions, including the receipt in the Exchange Offer of valid tenders for at least 5,737,931 shares of Preferred Stock, representing at least 50% of the outstanding shares of Preferred Stock (without regard to series), which tenders are not withdrawn prior to the Expiration date.

     If you do not tender your shares of Preferred Stock it is unlikely that you will receive any Preferred Stock dividends in the foreseeable future. On August 27, 2002, we announced that dividend payments on the Preferred Stock would be suspended indefinitely. Dividends will, nonetheless, continue to accrue on the Preferred Stock. However, if you tender shares of Preferred Stock you will forego the right to any such accrued dividends. You will also forego the right to receive the liquidation preference of $50.00 per share of Preferred Stock as well as all other rights pertaining to your shares of Preferred Stock, including your senior equity position in our company's capital structure.

     SEE "RISK FACTORS" BEGINNING ON PAGE 9 AND "MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES" BEGINNING ON PAGE 39 FOR A DISCUSSION OF CERTAIN FACTORS THAT YOU SHOULD CONSIDER IN CONNECTION WITH THE EXCHANGE OFFER.

     You may direct questions regarding the terms of this Exchange Offer to the Financial Advisor and direct requests for assistance or additional copies of this Exchange Offer, the Letter of Transmittal, the Notice of Guaranteed Delivery and other related documents to the Information Agent at their respective addresses and telephone numbers set forth on the back cover page.

              The date of this Exchange Offer is August 27, 2002.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved this transaction or determined if this document is accurate or complete.

     WE AND OUR BOARD OF DIRECTORS ARE NOT MAKING ANY RECOMMENDATION AS TO WHETHER OR NOT TO TENDER YOUR SHARES OF PREFERRED STOCK. YOU MUST MAKE THE DECISION WHETHER OR NOT TO TENDER YOUR SHARES AND, IF SO, HOW MANY SHARES TO TENDER.

                   IMPORTANT INFORMATION REGARDING THE OFFER

     We are not aware of any jurisdiction where making the Exchange Offer is not in compliance with applicable law. If we become aware that the Exchange Offer is not in compliance with any jurisdiction's valid applicable law, we will make a good faith effort to comply with such law. If, with our good faith efforts, we cannot comply with such law, the Exchange Offer will not be made to (nor will tenders be accepted from or on behalf of) the holders of Preferred Stock residing in such jurisdiction. If any jurisdiction's securities or blue sky laws require the Exchange Offer to be made by a licensed broker or dealer, the Exchange Offer shall be deemed to be made on our behalf by one or more registered brokers or dealers licensed under such jurisdiction's laws.

     You should rely only on the information incorporated by reference or provided in this Exchange Offer. We have not authorized anyone to provide you with different information. You should not assume that the information in this Exchange Offer or any supplement is accurate as of any date other than the date on the cover of the document. By tendering your Preferred Stock, you represent that you are basing your decision solely on this Exchange Offer and your own examination of our company and the terms of the proposed Exchange, including the merits and risks involved.

     The permission of the Bermuda Monetary Authority is required for the issue and transfer of our shares and other securities under the Exchange Control Act 1972 of Bermuda and regulations under it. We have obtained the permission of the Bermuda Monetary Authority for the issuance and transfer by shareholders of the shares of our Common Stock that we may offer as described in this document. Approvals or permissions received from the Bermuda Monetary Authority do not constitute a guaranty by the Bermuda Monetary Authority as to our performance or our creditworthiness. Accordingly, in giving those approvals or permissions, the Bermuda Monetary Authority will not be liable for our performance or default or for the correctness of any opinions or statements expressed in this document.

     The Bermuda Monetary Authority has classified us as non-resident of Bermuda for exchange control purposes. Accordingly, the Bermuda Monetary Authority does not restrict our ability to convert currency (other than Bermuda dollars) held for our account to any other currency, to transfer funds in and out of Bermuda or to pay dividends to non-Bermuda residents who are shareholders (other than in Bermuda dollars).

     The contents of this Exchange Offer should not be construed as legal, business or tax advice. You should consult your own attorney, business advisor and tax advisor as to such matters.

                     CAUTION AS TO UNAUTHORIZED STATEMENTS

     WE HAVE NOT AUTHORIZED ANY PERSON TO MAKE ANY RECOMMENDATION ON OUR BEHALF AS TO WHETHER YOU SHOULD TENDER OR REFRAIN FROM TENDERING PREFERRED STOCK UNDER THE EXCHANGE OFFER. WE HAVE NOT AUTHORIZED ANYONE TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION IN CONNECTION WITH THE EXCHANGE OFFER OTHER THAN THOSE CONTAINED HEREIN OR IN THE LETTER OF TRANSMITTAL. DO NOT RELY ON ANY SUCH RECOMMENDATION OR ANY SUCH INFORMATION OR REPRESENTATIONS, IF GIVEN OR MADE, AS HAVING BEEN AUTHORIZED BY US.

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
Summary.....................................................    1
Risk Factors................................................    9
Caution as to Forward-Looking Statements....................   22
Certain Information About Us................................   22
Management..................................................   23
Reasons for the Exchange Offer..............................   24
Use of Proceeds.............................................   24
The Exchange Offer..........................................   25
Description of Preferred Stock..............................   33
Description of Common Stock.................................   37
Market for the Common Stock and Preferred Stock.............   38
Material United States Federal Income Tax Consequences......   39
Certain Securities Laws Considerations......................   40
Interests of Directors and Officers.........................   40
Certain Legal Matters; Regulatory Approvals.................   41
Fees and Expenses...........................................   41
Legal Matters...............................................   42
Independent Auditors........................................   42
Incorporation of Certain Documents by Reference.............   42
Where You Can Find More Information.........................   43
Miscellaneous...............................................   44

                                    SUMMARY

     The following is a brief summary of the information that is included in this Exchange Offer. This summary may not contain all of the information that may be important to you. You should read the entire Exchange Offer and the related Transmittal Letter, including the financial data and related notes contained in this Exchange Offer and the other information incorporated by reference herein (see "Incorporation of Certain Information by Reference"), before making a decision whether or not to tender shares of Preferred Stock. The terms "Loral," "the company," "we," "us" and "our" as used in this Exchange Offer refer to Loral Space & Communications Ltd. and its subsidiaries as a combined entity, except where it is made clear that such term means only Loral, the parent company. The term "Loral Orion" as used in this Exchange Offer refers to Loral Orion, Inc. (formerly known as Loral CyberStar, Inc.) and its subsidiaries as a combined entity, except where it is made clear that such term means only Loral Orion. The term "Loral CyberStar" as used in this Exchange Offer refers to Loral CyberStar, Inc. (formerly known as Loral Cyberstar Data Services Corporation) and its subsidiaries as a combined entity, except where it is made clear that such term means only Loral CyberStar. The term "Loral SpaceCom" as used in this Exchange Offer refers to Loral SpaceCom Corporation and its subsidiaries as a combined entity, except where it is made clear that such term means only Loral SpaceCom. The term "SS/L" as used in this Exchange Offer refers to Space Systems/Loral, Inc. and its subsidiaries as a combined entity, except where it is made clear that such term means only SS/L.

IMPORTANT TERMS OF THE EXCHANGE OFFER

Preferred Stock to be
Exchanged.....................   The Preferred Stock is our 6% Series C
                                 Convertible Redeemable Preferred Shares due
                                 2006 and our 6% Series D Convertible Redeemable
                                 Preferred Shares due 2007.

Shares of Preferred Stock to
be Exchanged..................   Any and all shares of Preferred Stock, but not
                                 less than 50% of the outstanding shares of Preferred Stock (without regard to series), or in the aggregate, at least 5,737,931 shares of Preferred Stock.

Exchange Consideration........   $1.92 in cash and 4 shares of Common Stock for
                                 each share of Preferred Stock tendered ($22 million in cash and 45.9 million shares of Common Stock in the aggregate). We intend to fund the cash component of the Exchange
                                 Consideration from our available cash.

Conditions....................   The Exchange Offer is subject to certain
                                 conditions, including, (i) there being validly tendered and not withdrawn prior to the Expiration Date not less than 5,737,931 shares of Preferred Stock, representing at least 50% of the outstanding shares of Preferred Stock
                                 (without regard to series) (the "Minimum Shares of Preferred Stock"); and (ii) the listing for trading on the New York Stock Exchange, subject to official notice of issuance, of the shares of Common Stock included in the Exchange
                                 Consideration. See "The Exchange Offer --
                                 Conditions."

Expiration Date...............   Wednesday, September 25, 2002, at 12:00 a.m.
                                 (midnight), New York City time, as may be extended.

Exchange Date.................   We will exchange your shares for the Exchange
                                 Consideration as soon as practicable after the Exchange Offer expires.

Financial Advisor.............   Morgan Stanley

Exchange Agent................   The Bank of New York

Information Agent.............   Morrow & Co., Inc.

Withdrawal Rights.............   You may withdraw tendered shares of Preferred
                                 Stock at any time prior to the Expiration Date.

Federal Income Tax
Consequences..................   The Exchange Offer will qualify as a
                                 reorganization for U.S. federal income tax purposes. If the value of the Exchange
                                 Consideration you receive exceeds your tax basis in the Preferred Stock that you transfer in the Exchange, you will recognize gain equal to the lesser of (1) such excess and (2) the cash you receive as part of the Exchange
                                 Consideration. You will not recognize any loss if your adjusted tax basis in the Preferred
                                 Stock you transfer in the Exchange is greater than the value of the Exchange Consideration.

Reasons for the Exchange
Offer.........................   To provide a means for you to obtain greater
                                 liquidity for your investment in our company by offering Exchange Consideration comprised of cash and shares of Common Stock which will be listed for trading on the New York Stock
                                 Exchange; to afford you the opportunity to receive more shares of Common Stock than you would be entitled to receive under the conversion provisions of the Preferred Stock;
                                 and to reduce or eliminate the mandatory redemption payments on the Preferred Stock.

     For a summary description of the Common Stock and Preferred Stock, see "Description of Common Stock," "Description of Preferred Stock" and "Certain Securities Law Considerations".

RISK FACTORS

     When considering whether or not to tender your shares of Preferred Stock, you should consider, among other things, the following matters:

     - On August 27, 2002, we announced that dividend payments on the Preferred Stock would be suspended indefinitely. Accordingly, even if you do not tender your shares of Preferred Stock, it is unlikely that you will receive any Preferred Stock dividends in the foreseeable future. Dividends will, nonetheless, continue to accrue on the Preferred Stock. If you tender shares of Preferred Stock you will forego your right to receive such accrued dividends if and when they are paid.

     - If you tender shares of Preferred Stock, you will forego the right to receive the liquidation preference of $50.00 per share of Preferred Stock as well as all other rights pertaining to your shares of Preferred Stock, including your senior equity position in our company's capital structure. This decision needs to be considered carefully in light of the financial, legal, industry and other risks affecting us.

     - We will in the future be prohibited from making cash exchange offers, and limited in our right to make non-cash exchange offers, for shares of Preferred Stock so long as any dividend arrearages exist. Moreover, this Exchange Offer must be concluded prior to any dividend arrearage occurring as a result of our announced suspension of future Preferred Stock dividends.

     - The Preferred Stock does not currently trade on any exchange and its historical trading volume has been limited. The trading volume for any Preferred Stock which remains outstanding following this Exchange Offer could be even more limited.

     - The New York Stock Exchange has recently notified us that our Common Stock's trading price is below the Exchange's criteria for continued listing. If we are unable to cure this deficiency, our Common Stock could be de-listed. We believe (although no assurances can be given) that we will be able to maintain our Common Stock's listing on the Exchange.

     - The aggregate cash component of the Exchange Consideration ($22 million) represents substantially all of the cash amount which, under the terms of our indebtedness, we are permitted to expend for the purchase of shares of Preferred Stock.

     See "Risk Factors" beginning on page 9 for a fuller discussion of the risks relating to this Exchange Offer.

MATERIAL DIFFERENCES IN RIGHTS AS A RESULT OF THE EXCHANGE OFFER

     By participating in the Exchange Offer, you will forego your rights to accrued dividends on your Preferred Stock as well as your liquidation preference. If you participate in the Exchange Offer, however, you will receive shares of Common Stock which will, subject to notice of issuance, be listed for trading on the New York Stock Exchange and, as a shareholder of Common Stock, you will be entitled to full voting rights. See "Risk Factors," "Description of Common Stock" and "Description of Preferred Stock."

ABOUT LORAL

     We are one of the world's leading satellite communications companies with substantial activities in satellite manufacturing and satellite-based communications services. We are organized into three operating businesses:

          Fixed Satellite Services or "FSS": We lease transponder capacity to customers for various applications, including broadcasting, news gathering, Internet access and transmission, private voice and data networks, business television, distance learning and direct-to-home television, and we provide telemetry, tracking and control services and network services to customers. We operate our business through wholly owned subsidiaries such as Loral Skynet, Loral Orion and Loral Skynet do Brasil Ltda., and affiliates such as Satelites Mexicanos, S.A. de C.V. ("Satmex"), Europe*Star Limited and XTAR, L.L.C (collectively, the "Loral Global Alliance").

          Satellite Manufacturing and Technology: We design and manufacture satellites and space systems and develop satellite technology for a broad variety of customers and applications through SS/L.

          Data Services: We provide managed communications networks and Internet and intranet services through Loral Cyberstar and deliver high-speed broadband data communications, business television and business media services through Loral Cyberstar and CyberStar, L.P.

     We intend to capitalize on our innovative capabilities, market position and advanced technologies to offer value-added, satellite-based services as part of the evolving worldwide communications networks.

     We regularly engage in discussions with telecommunications service providers, equipment manufacturers and others regarding possible strategic transactions and alliances. These include joint ventures; strategic relationships involving our FSS operations and satellite manufacturing operations, which could involve business combinations; participation in the Loral Global Alliance; and dispositions of non-core assets.

     For additional information about us, see "Unaudited Consolidated Pro Forma Financial Information," and our Annual and Quarterly Reports that have been incorporated by reference herein.

                 LORAL SPACE & COMMUNICATIONS CORPORATE PROFILE

     The following diagram presents, in simplified form, the corporate structure of our company and its subsidiaries, its principal businesses and the equity ownership of its affiliates as of June 30, 2002.

                        [Loral Corporate Profile Chart]

PRINCIPAL EXECUTIVE OFFICES

     We were incorporated on January 12, 1996 as a Bermuda exempt company and have our registered office at Cedar House, 41 Cedar Avenue, Hamilton, HM 12, Bermuda. The executive office of Loral SpaceCom, our principal U.S. subsidiary, is located at 600 Third Avenue, New York, NY 10016 and its telephone number is
(212) 697-1105.

                    SUMMARY HISTORICAL FINANCIAL INFORMATION

     The following summary of our historical financial information has been derived from, and should be read in conjunction with, the related consolidated financial statements and other financial information incorporated herein by reference. The financial information for the six months ended June 30, 2002 is not necessarily indicative of the results to be expected for the full year. For purposes of the following table, the term "Loral" refers to Loral Space & Communications Ltd. and, as the context requires, its consolidated subsidiaries and/or its operating affiliates.

                       LORAL SPACE & COMMUNICATIONS LTD.

                                                  SIX MONTHS ENDED              YEARS ENDED
                                                      JUNE 30,                  DECEMBER 31,
                                             --------------------------   ------------------------
                                                2002            2001         2001         2000
                                             -----------     ----------   ----------   -----------
                                                   (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
STATEMENT OF OPERATIONS DATA:
Revenues...................................  $   624,536     $  535,997   $1,069,575   $ 1,224,111
Operating income (loss)....................       32,413         10,734       (5,228)      (86,086)
Equity in net losses of affiliates, net of
  taxes(1).................................      (28,954)       (43,061)     (66,677)   (1,294,910)(2)
Globalstar related impairment charges, net
  of taxes.................................           --             --           --      (112,241)(2)
Extraordinary gain on debt exchanges, net
  of taxes(3)..............................           --             --       22,062            --
Cumulative effect of change in accounting
  principle, net of taxes..................     (876,500)(4)     (1,741)      (1,741)           --
Net loss...................................     (913,021)      (113,705)    (196,460)   (1,469,678)
Preferred dividends(5).....................      (58,773)       (56,817)     (80,743)      (67,528)
Net loss applicable to common
  shareholders.............................     (971,794)      (170,522)    (277,203)   (1,537,206)
Basic and diluted loss per share:
  Before extraordinary gain and cumulative
    effect of change in accounting
    principle, net of taxes................  $     (0.27)    $    (0.54)  $    (0.93)  $     (5.20)
  Extraordinary gain on debt exchanges, net
    of taxes(3)............................           --             --         0.07            --
  Cumulative effect of change in accounting
    principle, net of taxes................        (2.53)(4)      (0.01)          --            --
                                             -----------     ----------   ----------   -----------
  Loss per share...........................  $     (2.80)    $    (0.55)  $    (0.86)  $     (5.20)
                                             ===========     ==========   ==========   ===========
CASH FLOW DATA:
Provided by operating activities...........  $   114,999     $   54,129   $  169,304   $   258,056
Used in investing activities...............     (121,044)      (146,141)    (247,495)     (376,740)
(Used in) provided by equity
  transactions.............................      (13,724)       (18,384)     (35,687)      352,415
Used in financing transactions.............      (32,500)       (58,246)    (120,218)      (79,551)

                                                  SIX MONTHS ENDED              YEARS ENDED
                                                      JUNE 30,                  DECEMBER 31,
                                             --------------------------   ------------------------
                                                2002            2001         2001         2000
                                             -----------     ----------   ----------   -----------
                                                                (IN THOUSANDS)
OTHER DATA:
EBITDA(6)..................................  $   127,635     $  120,410   $  222,550   $   130,177
Depreciation and amortization..............       95,222        109,676      227,779       216,263
Capital expenditures.......................       99,330        126,017      238,373       424,199
Deficiency of earnings to cover fixed
  charges..................................      (69,333)      (139,314)    (264,114)     (141,453)
BALANCE SHEET DATA:
Cash.......................................  $   107,680     $  225,403   $  159,949   $   394,045
Current assets.............................      517,183        690,055      569,693       845,345
Noncurrent assets..........................    2,870,590      3,821,361    3,821,012     3,846,737
Total assets...............................    3,387,773      4,511,416    4,390,705     4,692,082
Current liabilities, excluding debt........      419,614        414,192      445,709       397,603
Total debt(3)..............................    2,330,112      2,418,480    2,363,141     2,456,844
Noncurrent liabilities, excluding debt.....      197,105        223,775      212,306       231,894
Minority interest..........................       15,917         18,646       18,681        19,353
Convertible redeemable preferred
  stock(7).................................      187,374             --           --            --
Shareholders' equity.......................      237,651      1,436,323    1,350,868     1,586,388

-------------------------

(1) Our principal affiliates are Satmex, XTAR and Europe*Star. We also have investments in Globalstar and other ventures which are accounted for under the equity method.

(2) The results of operations for 2000 includes our share of Globalstar-related equity losses and after-tax impairment charges of approximately $1.29 billion (approximately $1.6 billion on a pre-tax basis) which is included in equity in net losses of affiliates, and after-tax impairment charges of $112 million ($125 million pre-tax) relating to our investments in and advances to Globalstar service provider partnerships.

(3) On December 21, 2001, Loral Orion completed exchange offers and consent solicitations by issuing $613 million principal amount of new senior notes guaranteed by us and 6.04 million five year warrants to purchase our Common Stock in exchange for a total of $841 million principal amount of Loral Orion senior notes due 2007 and senior discount notes due 2007. The carrying value of the new senior notes is $904 million, although the actual principal amount of the new senior notes is $613 million. The difference between this carrying value and the actual principal amount of the new senior notes is being amortized over the life of the new senior notes, fully offsetting interest expense through maturity of the new senior notes.

(4) In 2002, represents non-cash after tax charge relating to the write-off of goodwill in connection with the adoption of SFAS No. 142, Goodwill and other Intangible Assets.

(5) The six months ended June 30, 2002 includes non-cash dividend charges of $37.9 million or $0.11 per share, the six months ended June 30, 2001 and the year ended December 31, 2001 include non-cash dividend charges of $28.5 million or $0.09 per share, and the year ended December 31, 2000 includes non-cash dividend charges of $5.9 million or $0.02 per share, that were incurred in connection with our prior exchanges of preferred stock for Common Stock.

(6) EBITDA (which is equivalent to operating income/loss before depreciation and amortization, including amortization of unearned stock compensation) is provided because it is a measure commonly used in the communications industry to analyze companies on the basis of operating performance, leverage and liquidity and is presented to enhance the understanding of our operating results. However, EBITDA should not be construed as an alternative to net income as an indicator of our operating performance, or cash flow from operations as a measure of a our liquidity. EBITDA may be calculated differently and, therefore, may not be comparable to similarly titled measures reported by other companies.

(7) As of June 30, 2002, we classified an aggregate of $187.4 million of our Series C Preferred Stock and Series D Preferred Stock outside the shareholders' equity section of the balance sheet since, based upon the price of our Common Stock at June 30, 2002, we do not have a sufficient number of shares of authorized Common Stock with which to effect payment of the total mandatory redemptions of the Preferred Stock in 2006 and 2007.

             UNAUDITED CONSOLIDATED PRO FORMA FINANCIAL INFORMATION

     The following unaudited consolidated pro forma information presents the effects of the Exchange Offer assuming that all 11,475,862 outstanding shares of Preferred Stock are exchanged for 45,903,448 shares of Common Stock and $22 million of cash as if the exchange occurred at the beginning of the respective periods for the unaudited consolidated statement of operations data and unaudited other data and as if the exchange occurred as of June 30, 2002 for the unaudited consolidated balance sheet data. The pro forma statement of operations and other data reflects a reduction in dividends of $17.2 million and $34.4 million for the six months ended June 30, 2002 and for the year ended December 31, 2001, respectively, and an increase in the weighted average shares outstanding of 45,903,448 shares. The pro forma statement of operations and other data does not include a dividend charge that we will incur as a result of the Exchange Offer of approximately $31.6 million, which relates to the difference, at an assumed price of $0.56 per share of Common Stock, between the value of the Common Stock plus the cash exchanged in the Exchange Offer and the value of the shares that were issuable under the conversion terms of the Preferred Stock.

                                                  SIX MONTHS ENDED          YEAR ENDED
                                                    JUNE 30, 2002       DECEMBER 31, 2001
                                                 -------------------   --------------------
                                                 ACTUAL    PRO FORMA    ACTUAL    PRO FORMA
                                                 -------   ---------   --------   ---------
                                                  (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
STATEMENT OF OPERATIONS DATA:
Revenues.......................................  $ 624.5    $ 624.5    $1,069.6   $1,069.6
Operating income (loss)........................     32.4       32.4        (5.2)      (5.2)
Extraordinary gain on debt exchanges, net of
  taxes........................................       --         --        22.1       22.1
Cumulative effect of change in accounting
  principle, net of taxes......................   (876.5)    (876.5)       (1.7)      (1.7)
Net loss.......................................  $(913.0)   $(913.0)   $ (196.5)  $ (196.5)
Preferred dividends(1).........................    (58.8)     (41.6)      (80.7)     (46.3)
                                                 -------    -------    --------   --------
Net loss applicable to common
  shareholders(1)..............................  $(971.8)   $(954.6)   $ (277.2)  $ (242.8)
                                                 =======    =======    ========   ========
Basic and diluted loss per share:
  Before extraordinary gain and cumulative
     effect of change in accounting principle,
     net of taxes..............................  $ (0.27)   $ (0.20)   $  (0.93)  $  (0.72)
  Extraordinary gain on debt exchanges, net of
     taxes.....................................       --         --        0.07       0.06
  Cumulative effect of change in accounting
     principle, net of taxes...................    (2.53)     (2.23)         --         --
                                                 -------    -------    --------   --------
  Loss per share...............................  $ (2.80)   $ (2.43)   $  (0.86)  $  (0.66)
                                                 =======    =======    ========   ========
OTHER DATA:
Deficiency of earnings to cover fixed
  charges......................................  $ (69.3)   $ (52.1)   $ (264.1)  $ (229.7)

                                                   JUNE 30, 2002
                                                 ------------------
                                                 ACTUAL   PRO FORMA
                                                 ------   ---------
BALANCE SHEET DATA:
Cash...........................................  $107.7    $ 85.7
Convertible redeemable preferred stock.........   187.4        --
Shareholders' equity...........................   237.7     408.3
OTHER DATA:
Book value per common share....................  $(0.40)   $ 0.98

-------------------------
(1) The six months ended June 30, 2002 includes non-cash dividend charges of $37.9 million or $0.11 per share ($0.10 per share pro forma) and the year ended December 31, 2001 includes non-cash dividend charges of $28.5 million or $0.09 per share ($0.08 per share pro forma) that were incurred in connection with our prior exchanges of preferred stock for Common Stock.

                                  RISK FACTORS

     You should carefully consider the risks described below, in addition to the other information in this Exchange Offer, before making an investment decision. Each of these risk factors could adversely affect our business, financial condition and operating results as well as adversely affect the value of an investment in our Common Stock.

EXCHANGE OFFER RISKS

BY PARTICIPATING IN THE EXCHANGE OFFER, YOU WILL GIVE UP THE RIGHT TO RECEIVE FUTURE PREFERRED DIVIDENDS.

     On August 27, 2002, we announced that dividend payments on the Preferred Stock would be suspended indefinitely. Accordingly, even if you do not tender your shares of Preferred Stock, it is unlikely that you will receive any Preferred Stock dividends in the foreseeable future. Dividends will, nonetheless, continue to accrue on the Preferred Stock. If you tender shares of Preferred Stock you will forego your right to receive such accrued dividends if and when they are paid.

BY PARTICIPATING IN THE EXCHANGE OFFER, YOU WILL GIVE UP YOUR PREFERENCE OVER OUR COMMON STOCK IN THE EVENT OF A LIQUIDATION.

     If you tender shares of Preferred Stock, you will forego the right to receive the liquidation preference of $50.00 per share of Preferred Stock. You should carefully consider the financial, legal, industry and other risk factors set forth herein before exchanging your Preferred Stock for the Exchange Consideration and thereby foregoing your senior equity position in our capital structure.

OUR COMMON STOCK COULD BE DE-LISTED BY THE NEW YORK STOCK EXCHANGE.

     Under the New York Stock Exchange criteria for continued listing, the Exchange will normally give consideration to de-listing a company's stock when the average closing price of the stock is less than $1.00 over a consecutive 30-trading day period. The average closing price of our Common Stock has been less than $1.00 for 30 consecutive trading days, and the New York Stock Exchange has recently notified us that our stock price is below the Exchange's price criteria. If we are unable to cure this deficiency, our Common Stock could be de-listed from the Exchange. De-listing of our Common Stock by the New York Stock Exchange could result in a material adverse effect on the liquidity of our shares, have an adverse effect on the trading value and impair our ability to raise funds in the capital markets.

     The Exchange has informed us that price is the only criteria for listing that we do not currently meet. We have notified the Exchange of our intent to cure this deficiency and have begun discussions with the Exchange regarding various options to do so. In accordance with the Exchange's rules, we have six months to cure this deficiency. In the event the actions we take to cure the deficiency require shareholder approval, the six-month cure period will be extended until after our next annual shareholders' meeting. We believe (although there can be no assurance) that we will be able to cure this deficiency within this time frame.

OUR RIGHT TO PAY CASH IN EXCHANGE FOR THE PREFERRED STOCK IS LIMITED.

     The $22 million aggregate cash component of the Exchange Consideration represents substantially all of the cash we are permitted to pay to purchase shares of the Preferred Stock under the terms of our indebtedness and certain guarantees of our subsidiaries' indebtedness.

WE MAY BE RESTRICTED FROM PURCHASING PREFERRED STOCK IN THE FUTURE.

     Under the terms of our Series C Preferred Stock and Series D Preferred Stock, we will in the future be prohibited from making cash exchange offers, and limited in our right to make non-cash exchange offers, for outstanding shares of Preferred Stock so long as any dividend arrearages exist under either series of Preferred Stock. Moreover, this Exchange Offer must be concluded prior to any dividend arrearage occurring as a result of our recently announced suspension of future Preferred Stock dividends. By tendering your shares of Preferred Stock pursuant to the terms set forth herein and in the Transmittal Letter you are not guaranteed participation in this Exchange Offer, which may be withdrawn if more than 50% of the outstanding shares of Preferred Stock (without regard to series) are not tendered or the other conditions to the Exchange Offer are not satisfied.

AFTER THE EXCHANGE OFFER, THERE MAY BE A LIMITED TRADING MARKET FOR PREFERRED STOCK.

     The Preferred Stock does not currently trade on any exchange, its historical trading volume has been limited and, to the extent that Preferred Stock is tendered and accepted for payment pursuant to the Exchange Offer, the trading volume of Preferred Stock that remains outstanding could be even more limited. The extent of the market for the Preferred Stock and the availability of market quotations will depend upon the number of holders of the Preferred Stock remaining at such time, the interest in maintaining a market in the Preferred Stock on the part of securities firms and other factors. As a result, there can be no assurance that any trading market for the Preferred Stock will exist after consummation of the Exchange Offer. A reduced trading volume also may increase the volatility of the trading price of the Preferred Stock that remains outstanding after the Exchange Offer.

THE PRICE OF OUR COMMON STOCK IS DEPRESSED AND MAY NOT RECOVER.

     The price of our Common Stock has declined significantly in recent years and is currently trading at or near its all-time low price. There can be no assurance that this price will recover, nor can there be any assurance that any measures employed by us to satisfy the New York Stock Exchange's continued listing criteria will successfully increase the stock price in constant dollar terms. Many things that we cannot predict or control may cause sudden changes in the price of our Common Stock. Risks associated with the deployment and operation of satellite systems, in particular, may cause sudden changes in the price of our Common Stock.

THE MARKET FOR OUR SHARES COULD BE ADVERSELY AFFECTED BY FUTURE ISSUANCES OF SIGNIFICANT AMOUNTS OF OUR COMMON STOCK.

     Issuances of significant amounts of our Common Stock, or the perception that those issuances could happen, including the proposed issuances of the Common Stock included in the Exchange Consideration, could adversely affect the market for, and the trading price of, our Common Stock.

     As of July 31, 2002, 372,930,403 shares of Common Stock were outstanding. In addition, there were options for 43,539,033 shares of Common Stock outstanding on such date, of which 20,550,337 shares were immediately exercisable, warrants outstanding that were exercisable for 6,213,939 shares of Common Stock, 8,084,174 shares of Series C Preferred Stock convertible by their terms into 20,210,435 shares of Common Stock and 3,391,688 shares of Series D Preferred Stock convertible by their terms into 8,551,782 shares of Common Stock. As of July 31, 2002, none of our outstanding options were exerciseable at a price below the current market price of our Common Stock. Additionally, we have the option to make mandatory redemption payments due on our shares of Preferred Stock in cash, shares of Common Stock, or a combination of the two. The mandatory redemption payments, however, are due in 2006 for the Series C Preferred Stock and in 2007 for the Series D Preferred Stock. The exact number of shares of our Common Stock that may be issued on a mandatory redemption date cannot be determined at this time. That number will depend on a number of factors not known today, such as the price of our Common Stock and the number of shares of our Preferred Stock outstanding at that time.

FINANCIAL STRUCTURE RISKS

WE HAVE SUBSTANTIAL DEBT AND GUARANTY OBLIGATIONS.

     We and our subsidiaries and operating affiliates have a significant amount of outstanding debt and guaranty obligations. As of June 30, 2002, the principal amount at maturity of our outstanding consolidated total debt was approximately $2.0 billion.

     The indentures and credit agreements relating to this indebtedness impose restrictions on our and our subsidiaries' and affiliates' ability to take various actions, which may limit our and their ability to plan for, or react to, changes in business and market conditions. These limitations include restrictions on the ability to pay dividends or to make loans, capital expenditures or investments. Moreover, certain of these agreements require that excess cash flow and insurance proceeds from certain launch or in-orbit failures be used to prepay debt. As part of the bank amendments that were entered into in December 2001 relating to the credit facilities for Loral SpaceCom and Loral Satellite, our principal operating subsidiaries, substantially all of the assets of Loral SpaceCom and Loral Satellite have been pledged in favor of the bank lenders, which further reduces our flexibility to take certain actions.

     We intend to use our cash and available credit of $181 million at June 30, 2002 (including $73 million of available credit) to help fund the growth and operation of our businesses. If any of our subsidiaries or affiliates finds itself faced with default, we may be faced with a choice between providing additional support to that company or accepting the loss of some or all of our or their investment. In certain cases we have also guaranteed the debt of our subsidiaries. For example, the $613 million principal amount of Loral Orion's 10% Senior Notes due 2006 and issued in December 2001 in connection with its exchange offer, is guaranteed by us. None of Globalstar's debt is guaranteed by us and we do not intend to provide any further funding to Globalstar. We do, however, have liabilities recorded of approximately $10 million in connection with Globalstar service provider partnerships as of June 30, 2002.

     Satmex, our 49%-owned Mexican affiliate, had total debt of $543 million as of June 30, 2002. In addition, Servicios Corporativos Satelitales, S.A. de C.V. ("Servicios"), the parent company of Satmex, in which we have a 65% economic interest, has an obligation to the government of Mexico with an initial face amount of $125 million which accretes at 6.03% over a seven-year period, expiring in December 2004. We have agreed to maintain our stock ownership interests in the parent company of Servicios in a trust to collateralize this obligation. This debt is non-recourse to Loral.

     We have the right to make the mandatory redemption payments due on our Preferred Stock in cash, Common Stock, or a combination of the two. However, to the extent that we have insufficient authorized Common Stock on the mandatory redemption dates in 2006 and 2007 to effect payment in full of the related Preferred Stock in Common Stock, we will have to cover any such shortfall with cash. Based upon the price of our Common Stock at June 30, 2002, we did not have available a sufficient number of authorized shares of Common Stock to effect payment of the total mandatory redemptions in Common Stock in 2006 and 2007. We could, however, subject to shareholder approval, increase the authorized number of shares of our Common Stock, which would enable us to effect payment of the total mandatory redemptions in Common Stock.

IF OUR BUSINESS PLAN DOES NOT SUCCEED, OUR OPERATIONS MIGHT NOT GENERATE ENOUGH CASH TO PAY OUR OBLIGATIONS.

     For the six months ended June 30, 2002 and the year ended December 31, 2001, we had a deficiency of earnings to cover fixed charges of approximately $69 million and $264 million, respectively. In addition to our debt service requirements, our businesses are capital intensive and need substantial investment before returns can be realized. For example, we will incur significant expenditures to construct and launch new satellites for our fixed satellite services business. We are subject to substantial financial risks from possible delays or reductions in revenue, unforeseen capital needs or unforeseen expenses. If this were to occur, our ability to meet our obligations and execute our business plan could depend upon our ability, and that of our operating subsidiaries and affiliates, to raise cash in the capital markets. We are uncertain whether this source of cash will be available in the future on favorable terms if at all.

THE ABILITY OF OUR SUBSIDIARIES TO PAY DIVIDENDS TO US OR OTHERWISE SUPPORT OUR OBLIGATIONS IS LIMITED BY THE TERMS OF THEIR DEBT INSTRUMENTS.

     Loral SpaceCom's credit facility allows dividend payments to us if cumulative dividend payments do not exceed 50% of its cumulative consolidated net income and the ratio of its funded debt to EBITDA is less than 3.0 to 1.0. As of June 30, 2002, Loral SpaceCom had no capacity under this covenant to pay us any dividends.

     Loral Satellite's credit agreement also imposes restrictions on its ability to pay dividends to us. For example, dividends can be paid only after Loral Satellite has made loans to us in an aggregate outstanding principal amount of $100 million or more. As of June 30, 2002, Loral Satellite had loans outstanding of $84 million of aggregate principal amount to us.

     Under the terms of the indenture for Loral Orion's 10% Senior Notes due 2006, Loral Orion will be prevented from paying dividends to us and is unlikely to pay any dividends in the foreseeable future.

GLOBALSTAR MATTERS

WE HAVE BEEN SUED IN A NUMBER OF PURPORTED CLASS ACTIONS BROUGHT BY OUR SHAREHOLDERS AND SECURITY HOLDERS OF GLOBALSTAR TELECOMMUNICATIONS LIMITED AND GLOBALSTAR.

     We have been named as a defendant in various lawsuits brought by securityholders of Globalstar Telecommunications Limited and Globalstar alleging controlling person liability in respect of certain statements made by GTL, Globalstar and their representatives. Our shareholders have also initiated various shareholder lawsuits alleging that material misstatements or omissions were made about our business and prospects as they relate to Globalstar. We will vigorously defend against any such claims or proceedings but may be responsible for damages awarded against us resulting from these proceedings and claims. Even if such claims are unsuccessful, such claims and proceedings could require us to spend money on litigation, divert management's time, damage our reputation and depress the value of our equity.

GLOBALSTAR AND CERTAIN OF ITS GENERAL PARTNER ENTITIES, INCLUDING TWO OF OUR SUBSIDIARIES, HAVE FILED FOR BANKRUPTCY PROTECTION.

     We hold debt obligations in Globalstar. On February 15, 2002, Globalstar and certain of its direct subsidiaries filed voluntary bankruptcy petitions under Chapter 11 of Title 11, United States Code in the United States Bankruptcy Court for the District of Delaware. In other situations in the past, challenges have been initiated seeking subordination or recharacterization of debt held by an affiliate of an issuer. While we know of no reason why such a claim would prevail with respect to the debt we hold in Globalstar, there can be no assurance that such claims will not be made in Globalstar's bankruptcy proceeding. If such claims were to prove successful, it will jeopardize the amount of equity interest we will ultimately receive in the new Globalstar company. Moreover, actions may be initiated in Globalstar's bankruptcy proceeding seeking to characterize payments previously made by Globalstar to us prior to the filing date as preferential payments subject to repayment. We may also find ourselves subject to other claims brought by Globalstar creditors and securities holders, who may seek to impose liabilities on us as a result of our relationship with Globalstar. For instance, Globalstar's creditors may seek to pierce the corporate veil in an attempt to recover Globalstar's obligations owed to them that are recourse to Loral's subsidiaries, which are general partners in Globalstar and have filed for bankruptcy protection. Globalstar's cumulative partners' deficit at June 30, 2002, was $3.1 billion. During the second quarter of

2002, we recovered a claim with a vendor on the Globalstar program. Globalstar or its creditors may assert a claim to some portion or all of this recovery. If so, we will vigorously dispute any such claim.

GLOBALSTAR MAY NOT BE ABLE TO EFFECT A RESTRUCTURING.

     In February 2002, Globalstar reached an agreement (the "Globalstar Restructuring Agreement") with Loral and an informal committee of noteholders, representing approximately 17% principal amount of Globalstar's outstanding notes, regarding the substantive terms of a financial and legal restructuring of Globalstar's business. In March 2002, the Court appointed an official committee of creditors which has been substituted as a party in the Globalstar Restructuring Agreement in place of the informal committee of noteholders. The Globalstar Restructuring Agreement is subject to a number of conditions, including conditions that a plan of reorganization and related disclosure statement reflecting the Globalstar Restructuring Agreement be approved by the Court by August 12, 2002, an order confirming Globalstar's plan of reorganization be entered by the Court by September 27, 2002 and the plan shall have become effective by November 27, 2002. The condition relating to approval of the plan and related disclosure statement has not been satisfied, and the official committee of noteholders has terminated the agreement. Globalstar, Loral and the official committee are in discussions to modify the terms and conditions of the Globalstar Restructuring Agreement. There can be no assurance that a revised agreement will be reached. In addition, Globalstar has received an offer from a potential new investor and is in discussions with that investor regarding the terms of its investment and the overall financial and legal restructuring of Globalstar. There can be no assurance that Globalstar will be able to negotiate terms of a restructuring with a new investor satisfactory to Globalstar, Loral, the official committee or Globalstar's other creditors or what aspects, if any, of the Globalstar Restructuring Agreement, such as mutual releases, might be incorporated in any such restructuring. Any restructuring plan will have to be submitted for and will be subject to Court approval.

LITIGATION AND DISPUTES

WE AND SS/L ARE CURRENTLY INVOLVED IN AN ARBITRATION PROCEEDING WITH ALCATEL, WHICH MAY RESULT IN THE PAYMENT OF DAMAGES TO ALCATEL.

     SS/L was a party to an Operational Agreement with Alcatel Space Industries, pursuant to which the parties had agreed to cooperate on certain satellite programs, and an Alliance Agreement with Alcatel Space (together with Alcatel Space Industries, "Alcatel"), pursuant to which Alcatel had certain rights with respect to SS/L, including the right to appoint two representatives to SS/L's seven-member board of directors, rights to approve certain extraordinary actions and certain rights to purchase SS/L shares at fair market value in the event of a change of control (as defined) of either Loral or SS/L. The agreements between Alcatel and SS/L were terminable on one year's notice, and, on February 22, 2001, we gave notice to Alcatel that they would expire on February 22, 2002. In April 2001, Alcatel commenced an arbitration proceeding challenging the effectiveness of our notice of termination and asserting various alleged breaches of the agreements by SS/L relating to the exchange of information and other procedural or administrative matters. In February 2002, the arbitral tribunal issued a partial decision, which upheld the validity of our termination effective February 22, 2002 and Alcatel's claims as to certain breaches. The partial decision was confirmed by the District Court for the Southern District of New York on June 25, 2002. The arbitral tribunal has provided both parties with an opportunity to file any additional claims or counterclaims they may have. In March 2002, Alcatel submitted additional claims against Loral and SS/L and is seeking at least $350 million in damages in respect of all of its claims. We believe that Alcatel's claims for damages are without merit and have been asserted for competitive reasons to disadvantage SS/L and that this matter will not have a material adverse effect on its consolidated financial position or results of operations. In April 2002, Loral and SS/L filed their statement of counterclaims against Alcatel. The claims being asserted against Alcatel are for breach of contract, defamation, misappropriation of SS/L's confidential property, conversion, and intentional breaches of confidentiality agreements. Loral and SS/L are seeking injunctive relief, compensatory damages in the amount of $380 million, and punitive damages. The arbitral tribunal will decide at a later date whether any of Alcatel's claims or Loral's or SS/L's counterclaims give rise to damages.

SS/L IS CURRENTLY INVOLVED IN DISPUTES WITH CERTAIN CUSTOMERS REGARDING SATELLITES BUILT OR UNDER CONSTRUCTION BY SS/L, WHICH MAY RESULT IN THE PAYMENT OF DAMAGES OR REFUNDS.

     In September 2001, the PAS 7 satellite built by SS/L for PanAmSat experienced an electrical power failure on its solar arrays that resulted in the loss of use of certain transponders on the satellite. As a result, PanAmSat has claimed that under its contract with SS/L it is entitled to be paid $16 million. SS/L disputes this claim and is in discussions with PanAmSat to resolve this matter. SS/L believes that this failure is an isolated event and does not reflect a systemic problem in either the satellite design or manufacturing process. Accordingly, SS/L does not believe that this anomaly will affect other on-orbit satellites built by SS/L. In addition, the PAS 8 satellite has experienced minor losses of power from its solar arrays, the cause of which is unrelated to the loss of power on the PAS 7 satellite. PanAmSat has claimed that under its contract with SS/L it is entitled to be paid $7.5 million as a result of these minor power losses. SS/L disputes this claim. SS/L and PanAmSat are in discussions to resolve this matter.

     SS/L has contracted to build a spot beam, Ka band satellite for a customer planning to offer broadband data services directly to the consumer. The customer has failed to make certain payments due to SS/L under the contract and has asserted that SS/L is not able to meet the contractual delivery date for the satellite. As of June 30, 2002, SS/L had billed and unbilled accounts receivable and vendor financing arrangements of $49 million with this customer. SS/L and the customer have entered into an agreement that provides that, until September 6, 2002, neither party will assert that the other party is in default under the contract, and the parties are currently engaged in discussions to resolve their outstanding issues. In addition, SS/L and the customer have agreed to suspend work on the satellite during these discussions, pending the outcome of the discussions. If the parties do not resolve their issues, it is likely that each party would assert that the other is in default. The contract provides that SS/L may terminate the contract for a customer default 90 days after serving a notice of default if the default is not cured by the customer; upon such a default, SS/L would be entitled to recover the contractually agreed price of items delivered and accepted prior to termination and 115% of its actual costs incurred for items not delivered prior to termination. The contract also provides that the customer may terminate the contract for an SS/L default 133 days after serving a notice of default if the default is not cured by SS/L; upon such a default, SS/L would be obligated to refund all amounts previously paid by the customer, $78 million as of June 30, 2002, plus interest. Based on the discussions currently in progress with the customer and other parties who may be interested in the satellite, management's assessment of the market opportunities for the satellite and consideration of the satellite's estimated value, management does not believe that this matter will have a material adverse effect on our consolidated financial position or results of operations. No assurance can be provided, however, that this matter will be resolved by the parties, will not result in SS/L's being involved in protracted litigation, or will not result in substantial liability on the part of SS/L to the customer.

OPERATIONAL RISKS

SS/L IS STILL AWAITING APPROVAL FROM THE STATE DEPARTMENT FOR THE LAUNCH OF CHINASAT-8.

     On December 23, 1998, the Office of Defense Trade Controls, or ODTC, of the U.S. Department of State temporarily suspended a previously approved technical assistance agreement under which SS/L had been preparing for the launch of the ChinaSat-8 satellite. In addition, SS/L was required to re-apply for new export licenses from the State Department to permit the launch of ChinaSat-8 on a Long March launch vehicle when the old export licenses issued by the Commerce Department, the agency that previously had jurisdiction over satellite licensing, expired in March 2000. On January 4, 2001, the ODTC, while not rejecting these license applications, notified SS/L that they were being returned

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

without action. On January 9, 2002, we, SS/L and the United States Department of State entered into a consent agreement (the "Consent Agreement") settling and disposing of all civil charges, penalties and sanctions associated with alleged violations by SS/L of the Arms Export Control Act and its implementing regulations. We recorded a charge in the fourth quarter of 2001 for the penalties associated with the Consent Agreement. The Consent Agreement provides that the State Department agrees, assuming our and SS/L's faithful adherence to the terms of the Consent Agreement, and the Arms Export Control Act and its implementing regulations, that decisions concerning export licenses for the ChinaSat-8 spacecraft will be made on the basis of the security and foreign policy interests of the United States, including matters relating to U.S. relations with the People's Republic of China, without reference to the State Department's previously expressed concerns regarding SS/L's reliability, which concerns are considered to be appropriately mitigated through the operation of various provisions of the Consent Agreement. Discussions between SS/L and the State Department regarding SS/L's obtaining the approvals required for the launch of ChinaSat-8 are continuing.

     The launch of ChinaSat-8 has been delayed pending SS/L's obtaining the approvals required for the launch. If ChinaSat were to terminate its contract with SS/L for ChinaSat-8 as a result of these delays, ChinaSat may seek a refund of $134 million for payments made to SS/L as well as penalties of up to $11 million. We do not believe that ChinaSat is entitled to such a refund or penalties and would vigorously contest any such claims by ChinaSat. A portion of the potential claim relates to amounts that were paid to a launch vehicle provider. To the extent that SS/L or ChinaSat is able to recover some or all of the $52 million deposit payment on the Chinese launch vehicle, this recovery would reduce the amount of any claim. SS/L believes that ChinaSat bears the risk of loss in the event that the deposit payments are not refunded by the launch vehicle provider. SS/L has commenced discussions with the launch vehicle provider to recover this deposit. There can be no assurance, however, that SS/L will be able either to obtain a refund from the launch provider or to find a replacement customer for the Chinese launch vehicle. SS/L estimates that it would incur costs of approximately $38 million to refurbish and retrofit the satellite so that it could be sold to another customer, which resale cannot be guaranteed.

LAUNCH FAILURES HAVE DELAYED SOME OF OUR OPERATIONS IN THE PAST AND MAY DO SO AGAIN IN THE FUTURE.

     We depend on third parties, in the United States and abroad, to launch our satellites. Satellite launches are risky, and some launch attempts have ended in failure. We ordinarily insure against launch failures, but at considerable cost. The cost and the availability of insurance vary depending on market conditions and the launch vehicle used. Our insurance typically does not cover business interruption, and launch failures may therefore result in uninsured economic losses. Replacement of a lost satellite typically requires at least 24 months from the time a contract is executed until the launch date of the replacement satellite.

AFTER LAUNCH, OUR SATELLITES REMAIN VULNERABLE TO IN-ORBIT FAILURES, WHICH MAY RESULT IN UNINSURED LOSSES.

     Failure of satellite components in space may result in damage to or loss of a satellite before the end of its expected life. In-orbit failure may result from various causes, some random, including component failure, loss of power or fuel, inability to maintain positioning of the satellite, solar and other astronomical events, and space debris. Satellites are carefully built and tested and have some redundant components to permit the continued operation of a satellite in case of a component failure. Due to the failure of primary components, certain of our satellites are currently operating using back-up components. If these back-up components fail and the primary components cannot be restored, these satellites could lose a significant amount of capacity or be total losses which, until replacement satellites are placed in-orbit, would result in our loss of revenues and profits.

     Repair of satellites in space is not feasible. Many factors affect the useful life of our satellites including fuel consumption, the quality of construction, degradation of solar panels and the durability of components.

     Although some failures may be covered in part by insurance, they may result in uninsured losses as well. For example, when Loral Skynet experienced the total loss of two satellites in 1994 and 1997 while under AT&T's ownership, it suffered a substantial drop in its profits due to the loss of revenues.

     A loss of transponders on a satellite may have an adverse effect on us. Loral Skynet has in the past entered into prepaid leases, sales contracts and other arrangements relating to transponders on its satellites. Under the terms of these agreements, Loral Skynet continues to operate the satellites which carry the transponders and originally provided a warranty for a period of 10 to 14 years, in the case of sales contracts and other arrangements (19 transponders), and the lease term, in the case of the prepaid leases (nine transponders). Depending on the contract, Loral Skynet may be required under its prepaid leases and sales contracts to replace transponders which do not meet operating specifications. Substantially all customers are entitled to a refund equal to the reimbursement value if there is no replacement, which is normally covered by insurance. In the case of the sales contracts, the reimbursement value is based on the original purchase price plus an interest factor from the time the payment was received to acceptance of the transponder by the customer, reduced on a straight-line basis over the warranty period. In the case of prepaid leases, the reimbursement value is equal to the unamortized portion of the lease prepayment made by the customer. In the case of other arrangements, in the event of transponder failure where replacement capacity is not available on the satellite, one customer is not entitled to reimbursement, and the other customer's reimbursement value is based on contractually prescribed amounts that decline over time.

SOME OF THE SATELLITES BUILT BY SS/L, INCLUDING FIVE SATELLITES OPERATED BY SUBSIDIARIES OR AFFILIATES OF LORAL, HAVE EXPERIENCED OPERATIONAL PROBLEMS WITH THEIR SOLAR ARRAYS.

     Twelve of the satellites built by SS/L and launched since 1997, five of which are owned and operated by our subsidiaries or affiliates, have experienced minor losses of power from their solar arrays. Although to date, neither we nor any of the customers using the affected satellites have experienced any degradation in performance, there can be no assurance that one or more of the affected satellites will not experience additional power loss that could result in performance degradation, including loss of transponder capacity. In the event of additional power loss, the extent of the performance degradation, if any, will depend on numerous factors, including the amount of the additional power loss, the level of redundancy built into the affected satellite's design, when in the life of the affected satellite the loss occurred and the number and type of use being made of transponders then in service. A complete or partial loss of satellites could result in a loss of orbital incentive payments and, in the case of satellites owned by our subsidiaries and affiliates, a loss of revenues and profits. With respect to satellites under construction and construction of new satellites, based on its investigation of the matter, SS/L has identified and is implementing remedial measures that SS/L believes will prevent newly launched satellites from experiencing similar anomalies. SS/L does not expect that implementation of these measures will cause any significant delay in the launch of satellites under construction or construction of new satellites. Based upon information currently available, including design redundancies to accommodate small power losses and that no pattern has been identified as to the timing or specific location within the solar arrays of the failures, we believe that this matter will not have a material adverse effect on our consolidated financial position or results of operations.

IT MAY BE DIFFICULT TO OBTAIN FULL INSURANCE COVERAGE FOR SATELLITES THAT HAVE EXPERIENCED PROBLEMS IN THE PAST.

     While we have in the past, consistent with industry practice, typically obtained in-orbit insurance for our satellites, we cannot guarantee that, upon a policy's expiration, we will be able to renew the insurance on terms acceptable to us, especially on satellites that have, or that are part of a family of satellites that have, experienced problems in the past. For example, as a result of discussions with insurers relating to the renewal of insurance for Telstar 10/Apstar IIR which has the same solar array configuration as PAS 7 (another 1300-class satellite manufactured by SS/L that recently experienced a solar array failure), approximately 25% of the insurance coverage has excluded losses due to solar array failures and approximately 75% of the insurance coverage provides for coverage of losses due to solar array failures in the event of a capacity loss of 65% or more. SS/L believes that this failure on PAS 7 is an isolated event and does not reflect a systemic problem in either the satellite design or manufacturing process. Accordingly, we do not believe that this anomaly will affect Telstar 10/Apstar IIR. Three other satellites operated by Loral Skynet have the same solar array configuration as Telstar 10/Apstar IIR. There can be no assurance that the insurers will not require either exclusions of, or similar limitations on, coverage due to solar array failures in connection with renewals of insurance for these satellites in 2003 and 2004. With regard to satellites of our affiliate, Satmex, the existing insurance policy for Solidaridad 2 expires in November 2002 and a renewal policy may not insure against in-orbit failure arising from the loss of the satellite's control processor, the same component that failed on Solidaridad 1 and other Boeing satellites. An uninsured loss of a satellite will have a material adverse effect on our consolidated financial position and our results of operations.

WE ARE FACED WITH INCREASED COSTS DUE TO THE RECENT TREND IN THE INSURANCE INDUSTRY TOWARDS HIGHER INSURANCE PREMIUMS AND SHORTER TERMS.

     We, like others in the satellite industry, are faced with significantly higher premiums on launch and in-orbit insurance and significantly shorter coverage periods than those that have been available in the past, which is due in part to the events of September 11, 2001. This development in the insurance industry will increase the cost of doing business for both our satellite manufacturing and fixed satellite services segments. We intend to pass on some of the increased cost to our customers. There can be no assurance, however, that we will be able to do so. Insurance market conditions have historically been cyclical in nature. While we anticipate that these conditions will improve in the future, there can be no assurance that they will.

SS/L'S CONTRACTS ARE SUBJECT TO ADJUSTMENTS, COST OVERRUNS AND TERMINATION.

     SS/L's accounting for long-term contracts requires adjustments to profit and loss based on revised estimates during the performance of the contract. These adjustments may have a material effect on our consolidated financial position and our results of operations in the period in which they are made. The estimates giving rise to these risks, which are inherent in long-term, fixed-price contracts, include the forecasting of costs and schedules, contract revenues related to contract performance, including revenues from orbital incentives, and the potential for component obsolescence due to procurements long before assembly.

     SS/L's major contracts are primarily firm fixed-price contracts. Under firm fixed-price contracts, work performed and products shipped are paid for at a fixed price without adjustment for actual costs incurred in connection with the contract. While cost savings under these fixed-price contracts would result in gains to SS/L, cost increases would result in losses borne solely by SS/L. Under such contracts, SS/L may receive progress payments, or it may receive partial payments upon the occurrence of certain program milestones.

     Many of SS/L's contracts and subcontracts may be terminated at will by the customer or the prime contractor. In the event of a termination at will, SS/L is normally entitled to recover the purchase price for delivered items, reimbursement for allowable costs for work in process and an allowance for profit or an adjustment for loss, depending on whether completion of performance would have resulted in a profit or loss. Such terminations may occur in the future.

     Some of SS/L's customers are start-up companies, and there can be no assurance that these companies will be able to fulfill their payment obligations under their contracts with SS/L.

     As of June 30, 2002, one of SS/L's foreign customers had not made milestone payments of $21 million that were past due. The customer has asserted that it is not obligated to make the payments until SS/L obtains the necessary export licenses. SS/L disputes the customer's interpretation of the contract and has issued a notice of default to the customer, under which the customer has until October 14, 2002 to cure its default. SS/L and the customer are currently in discussions to resolve the matter.

     As of June 30, 2002, SS/L had outstanding vendor financing receivables totaling $71 million, including accrued interest, with one customer that is currently in the process of developing and rolling out its business. The customer recently announced that it has initiated discussions with certain of its debtholders, including us, regarding the possibility of exchanging a significant amount of its debt for equity and obtaining new financing from investors. SS/L's receivable is collateralized by a security interest in an essential component of the customer's operating system. We expect that the value of the collateral is sufficient to cover the outstanding receivable and expect that this receivable will be collected, although there can be no assurance that it will. Any reduction in the expected amount to be collected under this receivable may have an adverse effect on us.

SS/L MAY FORFEIT PAYMENTS FROM CUSTOMERS DUE TO SATELLITE FAILURES OR LOSSES AFTER LAUNCH OR BE LIABLE FOR PENALTY PAYMENTS UNDER CERTAIN CIRCUMSTANCES, AND THESE LOSSES MAY BE UNINSURED.

     Some of SS/L's satellite manufacturing contracts provide that some of the total price is payable as "incentive" payments earned over the life of the satellite. SS/L has in the past generally not insured for these payments and in fact may be prohibited from insuring these incentive payments under certain circumstances.

     SS/L records the present value of incentive payments as revenue during the construction period of the related satellite. SS/L generally receives the present value of these incentive payments if there is a launch failure or a failure is caused by customer error. SS/L forfeits these payments, however, if the loss is caused by satellite failure or as a result of its own error.

     Some of SS/L's contracts call for in-orbit delivery, transferring the launch risk to SS/L. SS/L generally insures against that exposure. In addition, some of SS/L's contracts provide that SS/L may be liable to a customer for penalty payments under certain circumstances, including upon late delivery. These payments are not insured by SS/L.

SS/L COMPETES WITH LARGE SATELLITE MANUFACTURERS THAT HAVE SIGNIFICANT
RESOURCES.

     In the manufacture of our satellites, we compete with very large well-capitalized companies, including several of the world's largest satellite manufacturers, such as The Boeing Company, Lockheed Martin, Alcatel Space and Astrium. These companies have considerable financial resources which they may use to gain advantages in marketing and in technological innovation. SS/L's success depends on its ability to perform on a cost-effective and timely basis.

OUR SATELLITE SERVICES BUSINESSES COMPETE FOR MARKET SHARE AND CUSTOMERS; TECHNOLOGICAL DEVELOPMENTS FROM COMPETITORS OR OTHERS MAY REDUCE DEMAND FOR OUR SERVICES.

     We face heavy competition in fixed satellite services from companies such as PanAmSat Corporation, SES Global and newly privatized organizations such as Intelsat and Eutelsat. Competition in this market may lower prices or result in reduced satellite fleet utilization, which may have an adverse effect on our consolidated financial position and our results of operations.

     The data services business, provided through Loral CyberStar and CyberStar, L.P., faces competition not only from other satellite-based providers, but also from providers of land-based data communications services, such as cable operators, digital subscriber line, or DSL, providers, wireless local loop providers and traditional telephone service providers. The data services business will face continued price pressures from fiber companies competing for its Internet services.

     As land-based telecommunications services expand, demand for some satellite-based services may be reduced. New technology could render satellite-based services less competitive by satisfying consumer demand in other ways or through the use of incompatible standards. We also compete for local regulatory approval in places in which both we and a competitor may want to operate. We also compete for scarce frequency assignments and fixed orbital positions.

WE ARE SUBJECT TO EXPORT CONTROLS, WHICH MAY RESULT IN DELAYS AND ADDITIONAL COSTS.

     SS/L is required to obtain licenses and enter into technical assistance agreements, presently under the jurisdiction of the State Department, in connection with the export of satellites and related equipment, as well as disclosure of technical data to foreign persons. Due to the relationship between launch technology and missile technology, the U.S. government has limited, and is likely in the future to limit, launches from China and other foreign countries. Delays in obtaining the necessary licenses and technical assistance agreements have in the past resulted in, and may in the future result in, the delay of SS/L's performance on its contracts which could result in the cancellation of contracts by its customers, the incurrence of penalties or the loss of incentive payments under these contracts.

     Some of our customers and potential customers, as well as insurance underwriters and brokers have raised concerns that U.S. export control laws and regulations excessively restrict their access to information about the satellite during satellite construction and on-orbit satellite operation. To the extent that our non-U.S. competitors are not subject to these export control laws and regulations, they may enjoy a competitive advantage with foreign customers, and, to the extent that our foreign competitors continue to gain market share, it could become increasingly difficult for the U.S. satellite manufacturing industry, including SS/L, to recapture this lost market share.

OUR BUSINESS IS REGULATED, CAUSING UNCERTAINTY AND ADDITIONAL COSTS.

     Our business is regulated by authorities in multiple jurisdictions, including the Federal Communications Commission, the International Telecommunication Union, or ITU, and the European Union. The following are some strategically important activities which are regulated and could be adversely affected by regulatory policies:

     - the expansion of Loral Skynet's operations in the U.S. and foreign markets;

     - the manufacture, export and launch of satellites;

     - the expansion of Satmex's Latin American business;

     - the operation of Europe*Star;

     - the international service offered by our data services business operations; and

     - the implementation of the business plan of XTAR, our joint venture with Hisdesat, which proposes to offer X-band services to government users.

     Regulatory authorities in the various jurisdictions in which we operate can modify, withdraw or impose charges or conditions upon, or deny or delay action on applications for, the licenses which we need, and so increase our costs. For example, Loral Skynet has an application pending with the FCC for authorization to use the C-Band frequency at 121(degrees) W.L. in the U.S. using a non-U.S. ITU filing. Telstar 13, which is currently under construction, is scheduled for launch into this orbital slot in the fourth quarter of 2002. New Skies Satellites, which asserts that its non-U.S. ITU filing at 120.8(degrees) W.L. has date priority over Loral Skynet's ITU filing, has filed comments with the FCC seeking to impose conditions on Loral Skynet's use of the 121(degrees) W.L. slot. Loral Skynet has opposed New Skies' comments. Loral Skynet is continuing its international coordination of the 121(degrees) W.L. slot and is in discussions with New Skies to resolve the matter. There can be no assurance, however, that coordination discussions with New Skies and other operators will be successful, that the FCC will grant Loral Skynet's application, or, if granted, whether conditions the FCC may impose will constrain Loral Skynet's operations at the 121(degrees) W.L. slot. The regulatory process also requires potentially costly negotiations with third parties operating or intending to operate satellites at or near orbital locations where we place our satellites so that the frequencies of those other satellites do not interfere with our own. For example, as part of our coordination effort on Telstar 12, we agreed to provide four 54 MHz transponders on Telstar 12 to Eutelsat for the life of the satellite and have retained risk of loss with respect to those transponders. We also granted Eutelsat the right to acquire, at cost, four transponders on the next replacement satellite for Telstar 12. Moreover, as part of this international coordination process, we continue to conduct discussions with various administrations regarding Telstar 12's operations at 15(degrees) W.L. If these discussions are not successful, Telstar 12's useable capacity may be reduced. We cannot guarantee successful frequency coordination for our satellites.

     Failure to successfully coordinate our satellites' frequencies or to resolve other required regulatory approvals could have an adverse effect on our consolidated financial position and our results of operations.

WE FACE RISKS IN CONDUCTING BUSINESS INTERNATIONALLY.

     For the year ended December 31, 2001, approximately 35% of our revenue was generated from customers located outside of the United States. We could be harmed financially and operationally by changes in foreign regulations and telecommunications standards, tariffs or taxes and other trade barriers. Almost all of our contracts with foreign customers require payment in U.S. dollars, and customers in developing countries could have difficulty obtaining U.S. dollars to pay us due to currency exchange controls and other factors. Exchange rate fluctuations may adversely affect the ability of our customers to pay us in U.S. dollars. If we need to pursue legal remedies against our foreign business partners or customers, we may have to sue them abroad where it could be difficult for us to enforce our rights.

WE SHARE CONTROL OF OUR AFFILIATES WITH THIRD PARTIES.

     Third parties have significant ownership, voting and other rights in our affiliates. As a result, we do not have full control over management of these entities. The rights of these third parties and fiduciary duties under applicable law could result in others acting or omitting to act in ways that are not in our best interest. To the extent that these entities are or become customers of SS/L, these conflicts could become acute. For example:

     - Primary control of Satmex is vested in Mexican nationals, as required by Mexican law, subject to certain approval rights which we retain.

     - The Europe*Star joint venture is under the control of Alcatel, subject to our right to approve certain matters, and any future joint ventures between Alcatel and us within the Loral Global

       Alliance will be controlled by the initiating party, subject to certain rights in favor of the non-initiating party.

     - Alcatel is an investor in CyberStar, L.P. and has certain minority protection rights in it.

     - Hisdesat enjoys certain approval rights in XTAR, our newly formed X-band venture.

     - Globalstar has filed for Chapter 11 bankruptcy protection, and is subject to the supervision of the bankruptcy court.

WE RELY ON KEY PERSONNEL.

     We need highly qualified personnel. Except for Mr. Bernard L. Schwartz, our Chairman and Chief Executive Officer, none of our officers has an employment contract nor do we maintain "key man" life insurance. The departure of any of our key executives could have an adverse effect on our business.

OTHER MATTERS

THE RIGHTS OF SHAREHOLDERS UNDER BERMUDA LAW ARE DIFFERENT FROM RIGHTS OF SHAREHOLDERS UNDER U.S. LAW.

     Since we are a Bermuda company, the principles of law that govern shareholder rights, the validity of corporate procedures and other matters are different from those that would apply if we were a U.S. company. For example, it is not certain whether a Bermuda court would enforce liabilities against us or our officers and directors based upon United States securities laws either in an original action in Bermuda or under a United States judgment. Bermuda law giving shareholders the right to sue directors is less developed than in the United States and may provide fewer rights.

                    CAUTION AS TO FORWARD-LOOKING STATEMENTS

     This Exchange Offer contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In addition, from time to time, we or our representatives have made or may make forward-looking statements, orally or in writing. They can be identified by the use of forward-looking words such as "believes", "expects", "plans", "may", "will", "would", "could", "should", "anticipates", "estimates", "projects", "intends" or "outlook" or their negatives or other variations of these words or other comparable words, or by discussions of strategies that involve risks and uncertainties. Such forward-looking statements may be included in, but are not limited to, various filings made by us with the Securities and Exchange Commission, press releases or oral statements made by or with the approval of an authorized executive officer. Forward-looking statements are only predictions. Actual events or results could differ materially from those projected or suggested in any forward-looking statements as a result of a wide variety of factors and conditions, including, but not limited to, the factors referred to in the section titled "Risk Factors" in this Exchange Offer. We undertake no obligation to update any forward-looking statements.

     For a discussion identifying some important factors that could cause actual results to vary materially from those anticipated in forward-looking statements, see "Risk Factors." See also "Management's Discussion and Analysis of Results of Operations and Financial Condition" found in our Annual Report on Form 10-K for the year ended December 31, 2001, as amended, and in our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2002 and June 30, 2002, which are incorporated by reference herein.

                          CERTAIN INFORMATION ABOUT US

     We are one of the world's leading satellite communications companies with substantial activities in satellite manufacturing and satellite-based communications services. We are organized into three operating businesses:

          Fixed Satellite Services or "FSS": We lease transponder capacity to customers for various applications, including broadcasting, news gathering, Internet access and transmission, private voice and data networks, business television, distance learning and direct-to-home television, and we provide telemetry, tracking and control services and network services to customers. We operate our business through wholly owned subsidiaries such as Loral Skynet, Loral Orion and Loral Skynet do Brasil Ltda., and affiliates such as Satmex, Europe*Star Limited and XTAR, L.L.C.

          Satellite Manufacturing and Technology: We design and manufacture satellites and space systems and develop satellite technology for a broad variety of customers and applications through SS/L.

          Data Services: We provide managed communications networks and Internet and intranet services through Loral Cyberstar and deliver high-speed broadband data communications, business television and business media services through Loral Cyberstar and CyberStar, L.P.

     We intend to capitalize on our innovative capabilities, market position and advanced technologies to offer value-added, satellite-based services as part of the evolving worldwide communications networks.

     We regularly engage in discussions with telecommunications service providers, equipment manufacturers and others regarding possible strategic transactions and alliances. These include joint ventures; strategic relationships involving our fixed satellite services operations and satellite manufacturing operations, which could involve business combinations; participation in the Loral Global Alliance; and dispositions of non-core assets.

     For additional information regarding us and our business, reference is hereby made to our Annual Report on Form 10-K for the year ended December 31, 2001, as amended, and our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2002 and June 30, 2002, which are incorporated by reference herein.

                                   MANAGEMENT

EXECUTIVE OFFICERS, DIRECTORS AND SIGNIFICANT EMPLOYEES

     The following table sets forth information about our executive officers, directors and significant employees as of the date of this Exchange Offer:

NAME                                                       POSITION
----                                                       --------
Bernard L. Schwartz...........  Chairman of the Board of Directors and Chief Executive Officer
Howard Gittis.................  Director
Robert B. Hodes...............  Director
Gershon Kekst.................  Director
Charles Lazarus...............  Director
Sally Minard..................  Director
Malvin A. Ruderman............  Director
E. Donald Shapiro.............  Director
Arthur L. Simon...............  Director
Daniel Yankelovich............  Director
Eric J. Zahler................  Director, President and Chief Operating Officer
Robert E. Berry...............  Senior Vice President and Chairman of Space Systems/Loral
Richard J. Townsend...........  Senior Vice President and Chief Financial Officer
Laurence D. Atlas.............  Vice President, Government Relations -- Telecommunications
W. Neil Bauer.................  Vice President and President of Loral CyberStar
Jeanette H. Clonan............  Vice President -- Communications and Investor Relations
C. Patrick Dewitt.............  Vice President and President of Space Systems/Loral
Terry J. Hart.................  Vice President and President of Loral Skynet
Stephen L. Jackson............  Vice President -- Administration
Avi Katz......................  Vice President, General Counsel and Secretary
Russell R. Mack...............  Vice President -- Business Ventures
Richard P. Mastoloni..........  Vice President and Treasurer
Harvey B. Rein................  Vice President and Controller
Thomas B. Ross................  Vice President -- Government Relations
Janet T. Yeung................  Vice President, Deputy General Counsel and Assistant Secretary

     For additional information regarding our directors and officers, reference is hereby made to our definitive Proxy Statement on Schedule 14A for the annual meeting of shareholders filed on April 17, 2002, which is incorporated herein by reference.

                         REASONS FOR THE EXCHANGE OFFER

     We are making the Exchange Offer at this time to:

     - provide a means for you to gain greater liquidity on your investment in our company by offering Exchange Consideration comprised of cash and shares of Common Stock which will, subject to notice of issuance, be listed for trading on the New York Stock Exchange. The Preferred Stock does not currently trade on any exchange and its historical trading volume has been limited. We have announced a suspension of future dividend payments on the Preferred Stock, although dividends will continue to accrue.

     - afford you the opportunity to receive more shares of Common Stock than you would be entitled to receive under the conversion provisions of the Preferred Stock. Each share of Series C Preferred Stock is currently convertible into 2.5 shares of Common Stock and each share of Series D Preferred Stock is currently convertible into 2.5214 shares of Common Stock.

     - reduce or eliminate the mandatory redemption payments on the Preferred Stock which will significantly improve our capital structure. The mandatory redemption payment (not including any accrued but unpaid dividends) due in 2006 on the outstanding Series C Preferred Stock and in 2007 on the outstanding Series D Preferred Stock is approximately $404 million and $170 million, respectively.

                                USE OF PROCEEDS

     We will not receive any cash proceeds from the Exchange Offer. Shares of Preferred Stock received by us in exchange for the Exchange Consideration will be cancelled.

                               THE EXCHANGE OFFER

     Upon the terms and subject to the conditions of the Exchange Offer set forth herein and in the Letter of Transmittal, we are offering to exchange $1.92 in cash and 4 shares of our Common Stock, par value $0.01 per share, for each share of Preferred Stock (without regard to series) validly tendered and not withdrawn prior to the Expiration Date.

     This Exchange Offer and the related Letter of Transmittal are being mailed to record holders of Preferred Stock and will be furnished to brokers, banks and similar persons whose names, or the names of whose nominees, appear on our stockholder lists or, if applicable, who are listed as participants in a clearing agency's security position listing for subsequent transmittal to beneficial owners of Preferred Stock. We intend to fund the cash component of the Exchange Consideration from our available cash.

EXPIRATION DATE; EXTENSIONS; AMENDMENTS

     The term "Expiration Date" means 12:00 a.m. (midnight), New York City time, on Wednesday, September 25, 2002, unless and until we extend the period of time during which the Exchange Offer will remain open, in which event the term "Expiration Date" shall refer to the latest time and date at which the Exchange Offer, as so extended by us, shall expire.

     In order to extend the Exchange Offer, we will notify the Exchange Agent of any extension by oral or written notice and will make a public announcement of this fact prior to 9:00 a.m., New York City time, on the next business day after each previously scheduled Expiration Date, unless otherwise required by applicable law or regulation.

     We expressly reserve the absolute right, in our sole discretion,

     (1) to delay accepting any Preferred Stock, to extend the Exchange Offer or, if in our reasonable judgment, any of the conditions described below under the caption "-- Conditions" are not satisfied, to terminate the Exchange Offer or waive any condition set forth in the Exchange Offer, by giving oral or written notice of this delay, extension, termination or waiver to the Exchange Agent; and

     (2) to amend the terms of the Exchange Offer in any manner. Any such amendment will be followed as promptly as practicable by a public announcement thereof.

     Any waiver, amendment or modification will apply to all shares of Preferred Stock tendered, regardless of when or in what order such Preferred Stock was tendered. Any extension or termination of the Exchange Offer or any amendment or modification of the terms set forth in Exchange Offer, will be followed as promptly as practicable by public announcement thereof, such announcement in the case of an extension to be issued no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date.

     If we make a material change in the terms of the Exchange Offer or information concerning the Exchange Offer or if we waive any condition of the Exchange Offer that results in a material change to the circumstances of the Exchange Offer, we will circulate additional exchange offer materials if and to the extent required by applicable law. In those circumstances, we will also extend the Exchange Offer if and to the extent required by applicable law in order to permit holders of the Preferred Stock adequate time to consider the additional materials.

     Without limiting the manner in which we may choose to make a public announcement of any delay, extension, termination or amendment of the Exchange Offer, we have no obligation to publish, advertise or otherwise communicate any such public announcement, other than by making a timely release to a financial news service.

CONDITIONS

     Our obligation to consummate the Exchange Offer will be subject to the satisfaction or waiver, at or prior to the acceptance of the tendered Preferred Stock of the following conditions:

     (1) there being validly tendered and not withdrawn prior to the Expiration Date not less than 5,737,931 shares of Preferred Stock, representing at least 50% of the outstanding shares of Preferred Stock (without regard to series); and

     (2) the listing on the New York Stock Exchange, subject to official notice of issuance, of the shares of Common Stock included in the Exchange Consideration.

     Notwithstanding any other provision set forth herein or in the Letter of Transmittal, we will not be required to accept for exchange shares of Preferred Stock tendered pursuant to the Exchange Offer and may terminate, extend or amend the Exchange Offer if:

     (1) any action or proceeding is instituted or threatened in any court or by or before any governmental agency with respect to the Exchange Offer which, in our reasonable judgment, might materially impair our ability to proceed with the Exchange Offer or materially impair the contemplated benefits of the Exchange Offer to us, or any material adverse development has occurred in any existing action or proceeding with respect to us or any of our subsidiaries;

     (2) any change or any development involving a prospective change in our business or our financial affairs or in that of any of our subsidiaries has occurred which, in our reasonable judgment, makes it impracticable or inadvisable to proceed with the Exchange Offer or impair the contemplated benefits of the Exchange Offer to us;

     (3) any law, statute, rule or regulation is proposed, adopted or enacted, which, in our reasonable judgment, might materially impair our ability to proceed with the Exchange Offer or materially impair the contemplated benefits of the Exchange Offer to us; or

     (4) any governmental approval has not been obtained, which approval we, in our reasonable discretion, shall deem necessary or beneficial for the consummation of the Exchange Offer as contemplated hereby.

     The foregoing conditions are for our sole benefit and may be asserted by us regardless of the circumstances giving rise to any such condition or may be waived by us in whole or in part at any time and from time to time in our sole discretion. Our failure at any time to exercise any of the foregoing rights shall not be deemed a waiver of the respective right and each of these rights shall be deemed an ongoing right which may be asserted at any time and from time to time.

     If we determine in our reasonable discretion that any of the conditions are not satisfied, we may:

     (1) refuse to accept shares of Preferred Stock and return all tendered shares to the tendering holders;

     (2) extend the Exchange Offer and retain all shares of Preferred Stock tendered prior to the Expiration Date of the Exchange Offer, subject, however, to the rights of holders to withdraw their tendered shares (see "-- Withdrawal of Tenders"); or

     (3) waive the unsatisfied conditions with respect to the Exchange Offer and accept all properly tendered shares of Preferred Stock which have not been withdrawn. If such waiver constitutes a material change to the Exchange Offer, we will circulate additional exchange offer materials if and to the extent required by applicable law. In those circumstances, we will also extend the Exchange Offer if and to the extent required by applicable law in order to permit holders of the Preferred Stock adequate time to consider the additional materials.

PROCEDURES FOR TENDERING PREFERRED STOCK

     A holder who wishes to tender Preferred Stock for exchange pursuant to the Exchange Offer must transmit a properly completed and duly executed Letter of Transmittal, or a facsimile thereof, together with any required signature guarantees, or, in the case of a book-entry transfer, agent's message, and any other required documents, to the Exchange Agent.

     To be tendered effectively, certificates for all tendered shares of Preferred Stock, or the timely confirmation of a book-entry transfer of the Preferred Stock into the Exchange Agent's account at The Depository Trust Company ("DTC" or the "Book-Entry Transfer Facility") pursuant to the procedure for book-entry transfer described below, as the case may be, together with the Letter of Transmittal and other required documents must be received by the Exchange Agent at the address set forth below under "-- Exchange Agent" prior to 12:00 a.m. (midnight), New York City time, on the Expiration Date. Otherwise, the guaranteed delivery procedure described below must be complied with.

     DELIVERY OF DOCUMENTS TO THE BOOK-ENTRY TRANSFER FACILITY IN ACCORDANCE WITH ITS PROCEDURE DOES NOT CONSTITUTE DELIVERY TO THE EXCHANGE AGENT.

     DTC has authorized DTC participants that hold Preferred Stock on behalf of beneficial owners of Preferred Stock through DTC to tender their shares of Preferred Stock as if they were holders. To effect a tender of Preferred Stock, DTC participants should either:

     (1) complete and sign the Letter of Transmittal (or a manually signed facsimile thereof), have the signature thereon guaranteed if required by the instructions to the Letter of Transmittal and mail or deliver the Letter of Transmittal (or the manually signed facsimile) to the Exchange Agent pursuant to the procedures set forth in "Procedures for Tendering" or

     (2) transmit their acceptance to DTC through the DTC Automated Tender Offer Program for which the transaction will be eligible and follow the procedures for book-entry transfer set forth in "-- Book-Entry Transfer."

     The tender by a holder of Preferred Stock will constitute an agreement between that holder and us in accordance with the terms and subject to the conditions contained herein and in the Letter of Transmittal.

     THE METHOD OF DELIVERY OF SHARES OF PREFERRED STOCK, AGENT'S MESSAGE AND ALL OTHER REQUIRED DOCUMENTS IS AT YOUR ELECTION AND RISK. DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE EXCHANGE AGENT, INCLUDING IN THE CASE OF BOOK-ENTRY TRANSFER, BY THE AGENT'S MESSAGE (DESCRIBED BELOW). IF YOU DELIVER YOUR SHARES OF PREFERRED STOCK BY MAIL, WE RECOMMEND REGISTERED MAIL, PROPERLY INSURED, WITH RETURN RECEIPT REQUESTED. IN ALL CASES, YOU SHOULD ALLOW SUFFICIENT TIME TO ASSURE TIMELY DELIVERY. PLEASE SEND ALL CERTIFICATES FOR SHARES OF PREFERRED STOCK, LETTERS OF TRANSMITTAL AND AGENT'S MESSAGES TO THE EXCHANGE AGENT FOR THE EXCHANGE OFFER, AT ONE OF THE ADDRESSES SET FORTH ON THE BACK COVER PAGE OF THIS EXCHANGE OFFER. PLEASE DO NOT SEND THESE MATERIALS TO US.

     Any beneficial owner whose shares of Preferred Stock are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, and who wishes to tender, should contact the registered holder promptly and instruct the registered holder to tender on the beneficial owner's behalf. If the beneficial owner wishes to tender on his own behalf, the owner must, prior to completing and executing the Letter of Transmittal and delivering the beneficial owner's shares of Preferred Stock, either make appropriate arrangements to register ownership of the shares of Preferred Stock in that owner's name or obtain a properly completed stock power from the registered holder. The transfer of registered ownership may take considerable time.

     If the Letter of Transmittal is signed by a person other than the registered holder of any shares of Preferred Stock listed therein, these shares of Preferred Stock must be endorsed or accompanied by a properly completed stock power and signed by the registered holder as the registered holder's name appears on the shares of Preferred Stock.

     If the Letter of Transmittal or shares of Preferred Stock or stock powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, these persons should so indicate when signing, unless waived by us. Evidence satisfactory to us of their authority so to act must be submitted with the Letter of Transmittal.

     Signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed by an "eligible institution" (see below) unless the shares of Preferred Stock tendered pursuant thereto are tendered:

     (1) by a registered holder who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the Letter of Transmittal, or

     (2) for the account of an "eligible institution".

     In the event that signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, such guarantee must be by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or an "eligible guarantor institution" within the meaning of Rule 17Ad-5 under the Exchange Act (an "eligible institution").

     We will determine all questions as to the validity, form, eligibility, including time of receipt, acceptance and withdrawal of tendered shares of Preferred Stock in our sole discretion, which determination shall be final and binding. We reserve the absolute right to reject any and all shares of Preferred Stock not properly tendered or any shares of Preferred Stock our acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the right to waive any defects, irregularities or conditions of tender as to particular shares of Preferred Stock. Our interpretation of the terms and conditions of the Exchange Offer, including the instructions in the Letter of Transmittal, shall be final and binding on all parties. Unless waived, any defects or irregularities in connection with the tender of shares of Preferred Stock must be cured within the time as we shall determine. Neither we, the Exchange Agent nor any other person shall incur any liability for failure to give notice of any defect or irregularity with respect to any tender of shares of Preferred Stock. Tenders of shares of Preferred Stock will not be deemed to have been made until such defects or irregularities have been cured or waived. Any shares of Preferred Stock received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will not be deemed to have been properly tendered. Any shares of Preferred Stock received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the Exchange Agent to the tendering holders, unless otherwise provided in the Letter of Transmittal, as soon as practicable following the Expiration Date.

ACCEPTANCE OF SHARES OF PREFERRED STOCK FOR EXCHANGE

     If any tendered shares of Preferred Stock are not accepted for any reason set forth in the terms and conditions of the Exchange Offer, such unaccepted or nonexchanged shares of Preferred Stock will be returned without expense to the tendering holder of these shares of Preferred Stock (or, in the cases of shares of Preferred Stock tendered by book-entry transfer into the Exchange Agent's account at the book-entry transfer facility, pursuant to the book-entry transfer procedures described below). Such non-exchanged shares of Preferred Stock will be credited to an account maintained with such book-entry transfer facility as promptly as practicable after the Expiration Date.

PAYMENT OF EXCHANGE CONSIDERATION

     Upon the terms and subject to the condition of the Exchange Offer (including, if the Exchange Offer is extended or amended, the terms and conditions of any such extension or amendment), we will accept for exchange and pay for all Preferred Stock that are validly tendered on or prior to the Expiration Date and not properly withdrawn pursuant to the Exchange Offer as soon as we are permitted to do so under applicable law, subject to the satisfaction or waiver of the conditions set forth in "The Exchange
Offer -- Conditions." For a description of our right to terminate the Exchange Offer and not accept for payment or pay for the Preferred Stock or to delay acceptance for payment or payment for Preferred Stock, see "The Exchange
Offer -- Expiration Date; Extensions; Amendments."

     For purposes of the Exchange Offer, we shall be deemed to have accepted for payment tendered Preferred Stock when, as and if we give oral or written notice of our acceptance to the Exchange Agent. We will pay for shares of Preferred Stock accepted for payment pursuant to the Exchange Offer by depositing the applicable Exchange Consideration with the Exchange Agent. The Exchange Agent will act as your agent for the purpose of receiving payments from us and transmitting such payments to you. In all cases, payment for Preferred Stock accepted for payment pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of certificates for such Preferred Stock (or of a confirmation of a book-entry transfer of such Preferred Stock into the Exchange Agent's account at DTC (as defined in the "The Exchange
Offer -- Procedure for Tendering Preferred Stock")) and a properly completed and duly executed Letter of Transmittal and any other required documents. Accordingly, payment may be made to tendering stockholders at different times if delivery of the Preferred Stock and other required documents occurs at different times. For a description of the procedure for tendering Preferred Stock pursuant to the Exchange Offer, see "The Exchange Offer -- Procedures for Tendering Preferred Stock."

     UNDER NO CIRCUMSTANCES WILL WE PAY INTEREST ON THE CONSIDERATION PAID FOR PREFERRED STOCK PURSUANT TO THE EXCHANGE OFFER, REGARDLESS OF ANY DELAY IN MAKING SUCH PAYMENT. IF WE INCREASE THE EXCHANGE CONSIDERATION TO BE PAID FOR PREFERRED STOCK PURSUANT TO THE EXCHANGE OFFER, WE WILL PAY SUCH INCREASED EXCHANGE CONSIDERATION FOR ALL PREFERRED STOCK EXCHANGED PURSUANT TO THE EXCHANGE OFFER.

BOOK-ENTRY TRANSFER

     The Exchange Agent will establish a new account or utilize an existing account with respect to the shares of Preferred Stock at DTC promptly after the date of this Exchange Offer. Any financial institution that is a participant in DTC and whose name appears on a security position listing as the owner of shares of Preferred Stock may make a book-entry tender of shares of Preferred Stock by causing DTC to transfer such shares of Preferred Stock into the Exchange Agent's account in accordance with DTC's procedures for such transfer. However, although the tender of shares of Preferred Stock may be effected through book-entry transfer into the Exchange Agent's account at DTC, the Letter of Transmittal, or a manually signed facsimile thereof, properly completed and validly executed, with any required signature guarantees, or an agent's message in lieu of the Letter of Transmittal, and any other required documents, must, in any case, be received by the Exchange Agent at its address set forth below under the caption "-- Exchange Agent" on or prior to the Expiration Date, or the guaranteed delivery procedures described below must be complied with. The confirmation of a book-entry transfer of shares of Preferred Stock into the Exchange Agent's account at DTC as described above is referred to herein as a "Book-Entry Confirmation." Delivery of documents to DTC in accordance with DTC's procedures does not constitute delivery to the Exchange Agent.

     The term "agent's message" means a message transmitted by DTC to, and received by, the Exchange Agent and forming a part of a book-entry confirmation, which states that DTC has received an express acknowledgment from the participant in DTC tendering the shares of Preferred Stock stating:

     (1) the number and class of shares of Preferred Stock which have been tendered by the participant;

     (2) that the participant has received and agrees to be bound by the term of the Letter of Transmittal; and

     (3) that we may enforce such agreement against the participant.

GUARANTEED DELIVERY PROCEDURES

     Shareholders who wish to tender their shares of Preferred Stock and:

     (1) whose shares of Preferred Stock are not immediately available;

     (2) who cannot deliver the certificates for their shares of Preferred Stock, the Letter of Transmittal or any other required documents to the Exchange Agent prior to the Expiration Date; or

     (3) who cannot complete the procedure for book-entry transfer on a timely basis, may effect a tender if:

        (a) the tender is made through an eligible institution;

        (b) prior to the Expiration Date, the Exchange Agent receives from such eligible institution a properly completed and duly executed notice of guaranteed delivery, by facsimile transmission, mail or hand delivery, setting forth the name and address of the holder, the certificate number(s) of the shares of Preferred Stock and the number and class of shares of Preferred Stock tendered, stating that the tender is being made thereby and guaranteeing that, within three New York Stock Exchange trading days after the Expiration Date, the Letter of Transmittal (or facsimile thereof) or, in the case of a book-entry transfer, an agent's message, together with the certificate(s) representing the shares of Preferred Stock, or a book-entry confirmation, as the case may be, and any other documents required by the Letter of Transmittal will be deposited by the eligible institution with the Exchange Agent; and

        (c) such properly completed and executed Letter of Transmittal (or facsimile thereof) or, in the case of a book-entry transfer, an agent's message, as well as the certificate(s) representing all tendered shares of Preferred Stock in proper form for transfer, or a Book-Entry Confirmation, as the case may be, and all other documents required by the Letter of Transmittal are received by the Exchange Agent within three New York Stock Exchange trading days after the Expiration Date.

LOST OR MISSING CERTIFICATE

     If you desire to tender shares of Preferred Stock pursuant to this Exchange Offer, but the certificates representing such shares of Preferred Stock have been mutilated, lost, stolen or destroyed, you should write or telephone to The Bank of New York (the "Transfer Agent"), at the address or telephone number listed below, about procedures for obtaining replacement certificates for such Preferred Stock, arranging for indemnification or about any other matter that requires handling by the Transfer Agent:

                              The Bank of New York
                         Tender and Exchange Department
                               101 Barclay Street
                           Receive and Deliver Window
                            New York, New York 10286
                                 (800) 507-9357

WITHDRAWAL OF TENDERS

     EXCEPT AS OTHERWISE PROVIDED HEREIN, TENDERS OF SHARES OF PREFERRED STOCK MAY BE WITHDRAWN AT ANY TIME PRIOR TO 12:00 A.M. (MIDNIGHT), NEW YORK CITY TIME, ON THE EXPIRATION DATE.

     To withdraw a tender of shares of Preferred Stock in the Exchange Offer, a written or facsimile transmission notice of withdrawal must be received by the Exchange Agent at its address set forth herein prior to 12:00 a.m. (midnight), New York City time, on the Expiration Date. Any notice of withdrawal must:

     (1) specify the name of the person having tendered the shares of Preferred Stock to be withdrawn;

     (2) identify the shares of Preferred Stock to be withdrawn (including the certificate number or numbers and number and class of Preferred Stock);

     (3) be signed by the holder in the same manner as the original signature on the Letter of Transmittal by which such shares of Preferred Stock were tendered (including any required signature guarantees) or be accompanied by documents of transfer sufficient to have the Transfer Agent register the transfer of these shares of Preferred Stock into the name of the person withdrawing the tender; and

     (4) specify the name in which any of the shares of Preferred Stock are to be registered, if different from that of the person who tendered such shares.

     If certificates for shares of Preferred Stock have been delivered or otherwise identified to the Exchange Agent, then, prior to the release of such certificates, the withdrawing holder must also submit the serial numbers of the particular certificates to be withdrawn and a signed notice of withdrawal with signatures guaranteed by an eligible institution unless the holder is an eligible institution. If shares of Preferred Stock have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at the book-entry transfer facility to be credited with the withdrawn shares of Preferred Stock and otherwise comply with the procedures of the book-entry transfer facility. We will determine in our sole discretion all questions as to the validity, form and eligibility (including time of receipt) of those notices, which determination shall be final and binding on all parties. Any shares of Preferred Stock so withdrawn will be deemed not to have been validly tendered for purposes of the Exchange Offer and no cash will be paid and no Common Stock will be issued with respect thereto unless the shares of Preferred Stock so withdrawn are validly retendered. Properly withdrawn shares of Preferred Stock may be retendered by following one of the procedures described above.

     Any shares of Preferred Stock which have been tendered but which are not accepted for payment due to withdrawal, rejection of tender or termination of the Exchange Offer will be returned as soon as practicable after withdrawal, rejection of tender or termination of the Exchange Offer to the holder of the shares of Preferred Stock, without cost to the holder. In the case of shares of Preferred Stock tendered by book-entry transfer into the Exchange Agent's account at the book-entry transfer facility pursuant to the book-entry transfer procedures described above, the shares of Preferred Stock will be credited to an account maintained with such book-entry transfer facility for the shares of Preferred Stock.

EXCHANGE AGENT

     We have appointed The Bank of New York as the Exchange Agent for the Exchange Offer. All completed Letters of Transmittal and agent's messages should be directed to the Exchange Agent at one of the addresses set forth below. All questions regarding the procedures for tendering in the Exchange Offer and requests for assistance in tendering your shares of Preferred Stock should also be directed to the Exchange Agent at one of the following telephone numbers and addresses:

          BY MAIL:                      BY FACSIMILE:            BY HAND OR OVERNIGHT COURIER:
Tender & Exchange Department   (for eligible institutions only)  Tender and Exchange Department
         P.O. 11248                     (212) 815-6433                 101 Barclay Street
    Church Street Station                                          Receive and Deliver Window
New York, New York 10286-1248    FOR CONFIRMATION TELEPHONE:        New York, New York 10286
                                        (212) 815-6212

     DELIVERY OF A LETTER OF TRANSMITTAL OR AGENT'S MESSAGE TO AN ADDRESS OTHER THAN THE ADDRESS LISTED ABOVE OR TRANSMISSION OF INSTRUCTIONS BY FACSIMILE OTHER THAN AS SET FORTH ABOVE IS NOT VALID DELIVERY OF THE LETTER OF TRANSMITTAL OR AGENT'S MESSAGE.

     Requests for additional copies of this Exchange Offer, our Quarterly Report on Form 10-Q for the quarter ended March 31, 2002, our Quarterly Report on Form 10-Q for the quarter ended June 30, 2002, our 2001 Annual Report on Form 10-K, our 2002 Annual Meeting Proxy Statement, the enclosed Letter of Transmittal or the enclosed Notice of Guaranteed Delivery may be directed to either the Exchange Agent or to the Information Agent at their respective telephone numbers and addresses listed on the back cover page of this Exchange Offer.

ACCOUNTING TREATMENT

     The exchange of shares of Preferred Stock for the Exchange Consideration will be treated as an induced conversion for accounting purposes under U.S. GAAP, the effect of which is set forth in "Unaudited Consolidated Pro Forma Financial Information" appearing on page 8.

REGULATORY APPROVALS

     We do not believe that the receipt of any material U.S. federal or state regulatory approvals will be necessary in connection with the Exchange Offer.

OTHER

     Participation in the Exchange Offer is voluntary, and holders of shares of Preferred Stock should carefully consider whether to accept the terms and conditions of the Exchange Offer. Holders of shares of Preferred Stock are urged to consult their financial and tax advisors in making their own decisions on what action to take with respect to the Exchange Offer.

                         DESCRIPTION OF PREFERRED STOCK

     The following is a summary of the principal terms and conditions of the Preferred Stock.

THE SERIES C PREFERRED STOCK

     The Series C Preferred Stock was created and issued pursuant to, and with the rights and limitations set forth in, the terms of a Schedule that is attached to our Bye-Laws (the "Series C Schedule") upon approval of the creation and issuance of the Series C Preferred Stock by our shareholders, which approval was granted by shareholders at the April 30, 1997 annual general meeting of shareholders.

     The Series C Preferred Stock ranks junior to all our debt obligations with respect to payment and, with respect to dividend rights and rights upon liquidation, winding up and dissolution, ranks pari passu with our Series D Preferred Stock and ranks senior to our Common Stock.

     The following summarizes the material provisions of the Series C Schedule and is subject to, and qualified in its entirety by reference to, all the provisions of the Series C Schedule, including the definition therein of certain terms. Capitalized terms that are used but not otherwise defined herein have the meanings assigned to them in the Series C Schedule.

Number of Shares
Outstanding...................   8,084,174 shares of 6% Series C Convertible
                                 Redeemable Preferred Stock (as of July 31,
                                 2002).

Liquidation Preference........   $404,208,700 in the aggregate. Each share of
                                 the Series C Preferred Stock has a liquidation preference of $50.00.

Mandatory Redemption Date.....   November 1, 2006.

Dividends.....................   Each share of the Series C Preferred Stock
                                 accrues dividends at the rate of 6% per annum.
                                 Dividends are computed on the basis of a 360-day year of twelve 30-day months and are payable quarterly in cash in arrears on February 1, May 1, August 1 and November 1 of each year.

                                 We may elect to defer dividend payments on any payment date. Arrearages of deferred but unpaid dividend accruals will not bear interest, but so long as any dividend arrearage remains outstanding, we will be prohibited from paying
                                 (i) dividends on our Common Stock or (ii) dividends on any other preferred stock (other than pro rata dividends on our Series D Preferred Stock and any other series of preferred stock ranking pari passu with the Series C Preferred Stock). In addition, if full cumulative dividends have not been paid in full on the Series C Preferred Stock, we will be prohibited from repurchasing, redeeming or otherwise retiring any shares of our Common Stock, Series D Preferred Stock and any other series of our preferred stock ranking pari passu with the Series C Preferred Stock. In the event that we defer dividend payments on the Series C Preferred Stock for an aggregate of six quarterly dividend payments, the holders of the Series C Preferred Stock will have the rights described under "Voting Rights" below.

Ranking of the Preferred
Stock.........................   With respect to dividend rights and rights on
                                 liquidation, winding up and dissolution, the Series C Preferred Stock ranks pari passu with our Series D Preferred Stock and senior to or pari passu with all other series of preferred stock and senior to our Common Stock.

Optional Redemption by us.....   The Series C Preferred Stock is redeemable in
                                 cash at any time, in whole or in part, at our election, at a redemption price of 100% of the liquidation preference plus accrued and unpaid dividends, if any, to the date of redemption.

Mandatory Redemption by us....   The Series C Preferred Stock is subject to
                                 mandatory redemption on the mandatory
                                 redemption date, at a redemption price of 100% of the liquidation preference plus accrued and unpaid dividends, if any (including all dividend arrearages), to the mandatory redemption date.

Methods of Payment............   We may make payments of the aggregate
                                 liquidation preference of the Series C
                                 Preferred Stock on the mandatory redemption date: (i) in cash; (ii) by delivery of Common
                                 Stock (based upon 100% of the average market value of the Common Stock); or (iii) through any combination of the foregoing.

Optional Conversion by
Shareholders..................   The Series C Preferred Stock is convertible, in
                                 whole or in part, at the option of the holders at any time prior to the mandatory redemption date (unless earlier redeemed by us), initially at the conversion price of $20.00 per share
                                 (equivalent to 2.5 shares of Common Stock for the $50.00 liquidation preference of each Series C Preferred Stock). Shareholders will not be entitled to any dividend arrearage upon conversion. The conversion price is subject to adjustment upon the occurrence of certain dilutive events.

Voting Rights.................   Except for certain amendments to our Memorandum
                                 of Association and as required by law, the holders of the Series C Preferred Stock will not be entitled to any voting rights unless we have deferred payments of dividends on the Series C Preferred Stock for an aggregate of six quarterly dividend payments. If such deferral trigger event occurs while any Series
                                 C Preferred Stock is outstanding, then holders of a majority of the outstanding shares of the Series C Preferred Stock, voting as a class, will be entitled to elect two directors to the Board of Directors. Such directors will promptly resign their offices upon receipt of notice from us that all dividend arrearages with respect to the Preferred Stock have been paid.

Restrictive Covenants.........   None.

THE SERIES D PREFERRED STOCK

     The following is a summary of the principal terms and conditions of the Series D Preferred Stock. The Series D Preferred Stock was created and issued pursuant to, and with its rights and limitations set forth in, the certificate of designation approved by our shareholders which approval was granted at the May 18, 1999 annual general meeting of shareholders.

     The Series D Preferred Stock ranks junior to all our debt obligations with respect to payment and, with respect to, dividend rights and rights upon liquidation, winding up and dissolution, ranks pari passu with our Series C Preferred Stock and ranks senior to our Common Stock.

     The following summarizes the material provisions of the Series D Schedule and is subject to, and qualified in its entirety by reference to, all the provisions of the Series D Schedule, including the definition therein of certain terms. Capitalized terms that are used but not otherwise defined herein have the meanings assigned to them in the Series D Schedule.

Number of Shares
Outstanding...................   3,391,688 shares of 6% Series D Convertible
                                 Redeemable Preferred Stock (as of July 31,
                                 2002).

Liquidation Preference........   $169,584,400 million in the aggregate. Each
                                 share of the Preferred Stock has a liquidation preference of $50.00.

Mandatory Redemption Date.....   February 15, 2007.

Dividends.....................   Each share of the Series D Preferred Stock
                                 accrues dividends at the rate of 6% per annum.
                                 Dividends are computed on the basis of a 360-day year of twelve 30-day months and are payable quarterly in arrears on February 15, May 15, August 15 and November 15 of each year.
                                 Dividends may be paid in cash, Common Stock or any other combination of the foregoing.

                                 We may elect to defer dividend payments on any payment date. Arrearages of deferred but unpaid dividend accruals will not bear interest, but unless full cumulative dividends on all outstanding Series D Preferred for all past dividend periods have been declared and paid we will be prohibited from paying (i) dividends on our Common Stock (other than in shares of Common Stock) or (ii) dividends on any other preferred stock (other than in shares of preferred stock ranking pari passu with the Series D Preferred Stock, or partial dividends paid pro rata on the Series C Preferred Stock, and any other series of preferred stock ranking pari passu with the Series D Preferred Stock). Additionally, no Common Stock, Series C Preferred Stock or other preferred stock shall be purchased, redeemed or otherwise acquired, other than in exchange for Common Stock (in the case of our Common Stock) or preferred stock (in the case of our Preferred Stock or other preferred stock). In the event that we fail to pay the dividends due on the Series D Preferred Stock for six consecutive quarterly dividend payments, the holders of the Series D Preferred Stock will have the rights described under "Voting Rights" below.

Ranking of the Preferred
Stock.........................   The Series D Preferred Stock, with respect to
                                 dividend rights and rights on liquidation, winding up and dissolution, ranks pari passu with our Series C Preferred Stock and senior to our Common Stock.

Mandatory Redemption by us....   The Series D Preferred Stock is subject to
                                 mandatory redemption on the mandatory
                                 redemption date, at a redemption price of 100% of the liquidation preference plus accrued and unpaid dividends, if any (including all dividend arrearages), to the mandatory redemption date.

Method of Payment.............   We may make payments due on the Series D
                                 Preferred Stock: (i) in cash; (ii) by delivery of Common Stock (valued at 95% of the Average Market Value (as defined) or, in the case of the mandatory redemption payment, at 100% of the Average Market Value); or (iii) through any combination of the foregoing.

Optional Conversion by
Shareholders..................   The Series D Preferred Stock is convertible, in
                                 whole or in part, at the option of the holders at any time prior to the mandatory redemption date (unless earlier redeemed by us), initially at the conversion price of $19.8303 per share
                                 (equivalent to 2.5214 shares of Common Stock for the $50.00 liquidation preference of each Series D Preferred Stock). Holders will not be entitled to any dividend arrearage upon conversion. The conversion price is subject to adjustment upon the occurrence of certain dilutive events.

Mandatory Conversion..........   Beginning on February 15, 2003, we will have
                                 the right to cause the Series D Preferred Stock in whole or in part to be converted into that number of shares of Common Stock as equals the liquidation preference of the Series D
                                 Preferred Stock being converted divided by the then prevailing conversion price (equivalent initially to a conversion rate of $50/$19.8303, or 2.5214 shares of our Common Stock for each share of the Series D Preferred Stock). We may exercise this mandatory conversion right only if the Common Stock is trading at or above 115% of the then-prevailing conversion price for at least 20 out of 30 consecutive trading days, including the last trading day ending on the trading day prior to the public announcement of the mandatory conversion.

Conversion Price Adjustment
Upon Certain Changes of
Control.......................   Upon certain change of control events the
                                 conversion price will be reduced for a 30-day period to the weighted average market price of the Common Stock during a period preceding such change of control.

Voting Rights.................   Except for certain amendments to our Memorandum
                                 of Association and as required by law, the holders of the Series D Preferred Stock will not be entitled to any voting rights unless we have deferred payments of dividends on the Series D Preferred Stock for an aggregate of six consecutive quarterly dividend payments. In such case, holders of the outstanding shares of the Series D Preferred Stock, voting as a class, will be entitled to elect up to two directors to the Board of Directors. Such directors will promptly resign their offices upon receipt of notice from us that all dividend arrearages with respect to the Series
                                 D Preferred Stock have been paid.

Restrictive Covenants.........   None.

                          DESCRIPTION OF COMMON STOCK

     We are authorized to issue 750 million shares of Common Stock, par value $.01 per share, of which 372,930,403 shares were outstanding on July 31, 2002. The holders of Common Stock are entitled to voting rights. Under Bermuda law, questions brought before a general meeting of shareholders are decided by a majority vote of shareholders present at the meeting (or by such majority as The Companies Act 1981 of Bermuda or the bye-laws of the company prescribe). Our Bye-Laws provide that, with certain exceptions, any questions proposed for the consideration of the shareholders will be decided by a simple majority of votes cast by shareholders entitled to vote at the meeting, with each shareholder present, or person holding proxies for any shareholder, entitled to one vote for each share held.

     The holders of shares of Common Stock are entitled to receive ratably the dividends, if any, that may be declared from time to time by our Board of Directors out of funds legally available for such dividends. The holders of shares of Common Stock are entitled to all assets remaining after payment of liabilities and after provision has been made for the payment of the liquidation preference on any series of our issued preferred stock. Holders of shares of Common Stock have no preemptive rights and no right to convert their shares of Common Stock into any other securities. There are no redemption or sinking fund provisions applicable to the Common Stock. All of the outstanding shares of Common Stock are validly issued, fully paid and nonassessable.

                MARKET FOR THE COMMON STOCK AND PREFERRED STOCK

     Our Common Stock currently trades on the NYSE under the symbol "LOR". The price ranges presented below for shares of Common Stock represent high and low sale prices for each quarter, as reported by the NYSE. Our Preferred Stock does not trade on an exchange. Any trading in shares of Preferred Stock takes place in privately-negotiated transactions among holders, or transactions through market makers, that are not generally reported. The price ranges below for shares of Series C Preferred Stock represent ranges of high and low bid quotations as reported by Bloomberg L.P. Bloomberg L.P. reports no transactions in the past two years in our Series D Preferred Stock. We are unaware of any other publicly-available source for sales prices in any transactions that may have occurred.

                                                                             SERIES C
                                                       COMMON STOCK      PREFERRED STOCK
                                                       MARKET PRICES      MARKET PRICES
                                                      ---------------    ----------------
                                                       HIGH      LOW      HIGH      LOW
                                                      ------    -----    ------    ------
2002
Third quarter (through August 26, 2002).............  $ 1.08    $ .40    $10.00    $ 2.00
Second quarter......................................    2.44      .91     15.00      9.00
First quarter.......................................    3.27     1.80     16.00      7.50
2001
Fourth quarter......................................    3.10     1.10     15.00      5.00
Third quarter.......................................    2.90     1.25     16.40      8.00
Second quarter......................................    3.55     1.03     18.00      5.50
First quarter.......................................    6.34     2.10     20.13      9.00
2000
Fourth quarter......................................    6.56     2.69     20.25     10.00
Third quarter.......................................    8.50     5.00     35.00     18.50
Second quarter......................................   10.50     6.13     31.75     20.00
First quarter.......................................   25.75     9.88     59.06     30.00

     As of June 30, 2002, there were approximately 6,491 record holders of Common Stock, 12 record holders of the Series C Preferred Stock and 9 record holders of the Series D Preferred Stock.

             MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

     The following discussion summarizes certain United States ("U.S.") federal income tax consequences to U.S. holders (as defined below) of Preferred Stock who exchange their Preferred Stock for the Exchange Consideration pursuant to the Exchange Offer. This discussion is based upon the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations promulgated thereunder, and administrative and judicial interpretations thereof, all as in effect on the date hereof and all of which are subject to change, possibly with retroactive effect. Tax consequences which are different from or in addition to those described herein may apply to holders of Preferred Stock who are subject to special treatment under the U.S. federal income tax laws, such as non-U.S. persons, tax-exempt organizations, financial institutions, insurance companies, U.S. holders whose functional currency is not the U.S. dollar, broker-dealers, holders who hold their Preferred Stock as part of a hedge, straddle, wash sale, synthetic security, conversion transaction, or other integrated investment comprised of Preferred Stock and one or more other investments, and persons who acquired their shares in compensatory transactions. This discussion does not address non-U.S. or state or local tax considerations.

     As used herein, the term "U.S. holder" means a beneficial owner of Preferred Stock that is for U.S. federal income tax purposes:

     - a citizen or resident of the U.S.;

     - a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the U.S. or of any political subdivision thereof; or

     - an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

     The summary of U.S. federal income tax consequences below is for general information only and not a substitute for an individual analysis of the tax consequences of the Exchange to a holder of Preferred Stock. Each holder of Preferred Stock should consult a tax adviser regarding the particular federal, state, local and non-U.S. tax consequences of the Exchange in light of such holder's own situation.

     The Exchange will qualify as a reorganization under section 368(a)(1)(E) of the Code. Determining any gain recognized in the Exchange is a two step process. The first is to determine the gain or loss realized.

     Gain or loss realized in the Exchange will be equal to the difference between the "amount realized" and your tax basis in the Preferred Stock exchanged. The amount realized will be the sum of (a) the fair market value of the Common Stock you receive in the Exchange plus (b) the amount of cash you receive in the Exchange.

     If a loss is realized, it will not be recognized. If there is a realized gain, the second step is to compute the portion of the realized gain that is recognized for tax purposes.

     The portion of any realized gain that will be recognized for tax purposes is the lesser of: (a) the cash received as part of the Exchange Consideration or
(b) the gain realized. If you hold the Preferred Stock as capital assets, any such gain will be capital and will be long-term capital gain if, at the time of the Exchange, you have held the Preferred Stock for more than one year.

     Although there may be accrued but unpaid dividends on the Preferred Stock, we believe that the cash you receive as part of the Exchange Consideration should not be treated as dividend income. The Internal Revenue Service, however, may take a contrary view.

     The aggregate tax basis of the Common Stock included in the Exchange Consideration will be the same as the aggregate tax basis of the Preferred Stock surrendered in exchange therefor, decreased by the amount of cash received and increased by any gain recognized on the Exchange. The holding period of the shares of Common Stock received by you in the Exchange will include the holding period of the shares of the Preferred Stock you surrender.

     Under U.S. federal income tax law, the Exchange Agent may be required to apply back-up withholding to a portion of any payments made to certain holders of Preferred Stock pursuant to the Exchange Offer. In order to avoid such backup withholding, you must provide the Exchange Agent with your correct taxpayer identification number ("TIN") and certify that you are not subject to such backup withholding by completing the Substitute Form W-9 included in the Letter of Transmittal. Certain holders of Preferred Stock (including, among others, all corporations and certain foreign individuals and entities) are not subject to backup withholding. All holders of Preferred Stock tendering Preferred Stock pursuant to the Exchange Offer should complete and sign the Substitute Form W-9 included in the Letter of Transmittal to provide the information necessary to avoid backup withholding.

                     CERTAIN SECURITIES LAWS CONSIDERATIONS

     All of the shares of Series C Preferred Stock, of which 8,084,174 are outstanding as of July 31, 2002, were issued in 1997 pursuant to private offerings that were not registered pursuant to the Securities Act or any state securities laws. On May 5, 1997, we filed a shelf registration covering resales of such Preferred Stock and the Common Stock issuable upon conversion thereof. In February 2000 we issued all of the shares of Series D Preferred Stock, of which 3,391,688 are outstanding as of July 31, 2002, pursuant to a private offering that was not registered pursuant to the Securities Act or any state securities laws. Separately, on May 10, 2000, we filed a shelf registration covering resales of such Preferred Stock and Common Stock issuable upon conversion thereof.

     The shares of Common Stock to be included in the Exchange Consideration are being offered pursuant to an exemption from the registration requirements of the Securities Act under Section 3(a)(9) of the Securities Act. Section 3(a)(9) provides for an exemption from registration for any security exchanged by an issuer with its existing security holders exclusively where no commission or other remuneration is paid or given directly or indirectly for soliciting such exchange. When securities are exchanged for other securities of an issuer under
Section 3(a)(9), the securities received in essence assume the character of the exchanged securities for purposes of the Securities Act. Accordingly, if you tender shares of Preferred Stock that are "restricted securities" within the meaning of Rule 144 under the Securities Act, the shares of Common Stock you receive in the Exchange Offer will not be freely tradeable and any resale would have to comply with applicable exemptions under the securities laws, including without limitation, Rule 144(k) under the Securities Act. If the shares of Preferred Stock you tender are not so "restricted," the shares of Common Stock that you receive will be freely tradeable. Unless you are an affiliate of our Company within the meaning of Rule 144 of the Securities Act, or you are deemed an underwriter or a broker-dealer as defined in the Securities Act, the shares of Common Stock that you receive as part of the Exchange Consideration should be freely tradable.

                      INTERESTS OF DIRECTORS AND OFFICERS

     Neither we, nor any of our subsidiaries nor, to the best of our knowledge, any of our directors or executive officers, nor any affiliates of any of the foregoing, had any transactions in the Preferred Stock during the 60 business days prior to the date hereof.

     The table below sets forth the name and number of shares of Preferred Stock beneficially owned by our officers and directors.

                                                                                    PERCENTAGE OF
                                                              NUMBER OF SHARES        SERIES C
                                                                OF SERIES C        PREFERRED STOCK
NAME                                    POSITION              PREFERRED STOCK        AS A SERIES
----                            -------------------------    ------------------    ---------------
E. Donald Shapiro.............          Director                   55,000                 *
Arthur L. Simon...............          Director                    4,000                 *
Richard J. Townsend...........  Senior Vice President and           2,500                 *
                                 Chief Financial Officer

---------------
* The directors and officers of Loral are the beneficial owners of less than 1% of the Series C Preferred Stock in the aggregate.

                  CERTAIN LEGAL MATTERS; REGULATORY APPROVALS

     We are not aware of any license or regulatory permit that appears to be material to our business that might be adversely affected by our repurchase of Preferred Stock as contemplated herein or of any approval or other action by any government or governmental, administrative, or regulatory authority or agency, domestic or foreign, that would be required for the repurchase and cancellation of Preferred Stock as contemplated herein. Should any such approval or other action be required, we presently contemplate that such approval or other action will be sought. We are unable to predict whether we would or would not be required to delay the Exchange Offer pending the outcome of any such matter. There can be no assurance that any such approval or other action, if needed, could be obtained. Our obligations under the Exchange Offer to accept for exchange and exchange shares of Preferred Stock are subject to certain conditions. See "The Exchange Offer -- Certain Conditions of the Exchange Offer".

                               FEES AND EXPENSES

     The Exchange Agent for the Exchange Offer is The Bank of New York. The Information Agent for the Exchange Offer is Morrow & Co., Inc. We have retained Morgan Stanley to act as our Financial Advisor in connection with, among other things, this Exchange Offer. We have not retained any dealer manager or other agent to solicit tenders with respect to the Exchange Offer.

     All deliveries, correspondence and questions sent or presented to the Exchange Agent, the Information Agent or the Financial Advisor relating to the Exchange Offer should be directed to the respective addresses or telephone numbers set forth in this Exchange Offer.

     The Information Agent may request brokers, dealers, commercial banks, trust companies and other nominees to forward this Exchange Offer and related materials to beneficial owners of Preferred Stock.

     Requests for information or additional copies hereof or the Letter of Transmittal should be directed to the Information Agent or the Exchange Agent.

     Requests for information regarding the terms of the Exchange Offer should be directed to the Financial Advisor.

     We will pay the Exchange Agent and the Information Agent reasonable and customary compensation for their services in connection with the Exchange Offer, plus reimbursement for out-of-pocket expenses. We will indemnify each of the Exchange Agent and the Information Agent against certain liabilities and expenses in connection therewith, including liabilities under the federal securities laws.

     We have agreed to pay the Financial Advisor a fixed retainer amount, which is payable in monthly installments, for its services, among other things, in connection with this Exchange Offer.

     We will not pay fees or commissions to any broker, dealer, or other person for soliciting tenders of Preferred Stock pursuant to the Exchange Offer. We will, however, upon request through the Information Agent or Financial Advisor, reimburse brokers, dealers, and commercial banks for customary mailing and handling expenses incurred by such persons in forwarding the Exchange Offer and related materials to the beneficial owners of Preferred Stock held by any such person as a nominee or in a fiduciary capacity. No broker, dealer, commercial bank, or trust company has been authorized to act as our agent for purposes of the Exchange Offer.

     We will pay or cause to be paid all stock transfer taxes, if any, on the exchange of any Preferred Stock except as otherwise provided in Instruction 10 in the Letter of Transmittal. We will pay all of our fees and expenses attributable to the Exchange Offer.

                                 LEGAL MATTERS

     Certain United States federal income tax consequences will be passed upon for us by Willkie Farr & Gallagher, New York, New York. Mr. Robert Hodes is of counsel to the law firm of Willkie Farr & Gallagher, a member of our Board of Directors and a member of the Executive and Audit Committees of our Board of Directors. As of July 31, 2002, Mr. Hodes beneficially owned 133,072 shares of Common Stock, including 111,072 shares exercisable under our stock option plan.

                              INDEPENDENT AUDITORS

     Our annual consolidated financial statements incorporated by reference hereto from our Annual Report on Form 10-K for the year ended December 31, 2001, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report also incorporated by reference herein.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     We are incorporating by reference into this Exchange Offer the following documents:

     - Annual Report on Form 10-K for the year ended December 31, 2001;

     - Quarterly Report on Form 10-Q for the quarter ended March 31, 2002;

     - Quarterly Report on Form 10-Q for the quarter ended June 30, 2002;

     - Definitive Proxy Statement on Schedule 14A for the annual meeting of shareholders, filed on April 17, 2002;

     - Current Report on Form 8-K filed January 7, 2002;

     - Current Report on Form 8-K filed January 9, 2002;

     - Current Report on Form 8-K filed January 10, 2002;

     - Current Report on Form 8-K filed February 27, 2002;

     - Current Report on Form 8-K filed April 8, 2002;

     - Current Report on Form 8-K filed June 6, 2002; and

     - Current Report on Form 8-K filed August 6, 2002.

     We also are incorporating by reference into this Exchange Offer all of our filings with the Commission under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, from the date hereof until the completion of the proposed Exchange.

     The information incorporated herein by reference is considered to be part of this Exchange Offer and later information that we file with the Commission will automatically update and, as applicable, supersede this information.

     You may obtain a copy of these filings at no cost by writing or telephoning us at:
      Loral Space & Communications Ltd.
      c/o Loral SpaceCom Corporation
      600 Third Avenue
      New York, NY 10016
      Telephone: (212) 697-1105
      Attention: Secretary

                      WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports, proxy statements and other information with the Commission. You may read and copy any document we file with the Commission at the Commission's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549 or at the Commission's regional offices located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. You may obtain further information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. Our filings are also available to the public over the Internet at the Commission's website at http://www.sec.gov.

                                 MISCELLANEOUS

     We are not aware of any jurisdiction where the making of the Exchange Offer is not in compliance with applicable law. If we become aware of any jurisdiction where the making of the Exchange Offer is not in compliance with any valid applicable law, we will make a good faith effort to comply with such law. If, after such good faith effort, we cannot comply with such law, the Exchange Offer will not be made to (nor will tenders be accepted from or on behalf of) the holders of Preferred Stock residing in such jurisdiction.

     If, in order to comply with state securities or blue sky laws, we are required to make the Exchange Offer through a licensed broker or dealer, the functions of such broker-dealers will be limited to the services outlined above to be performed by the Information Agent and to delivering the Exchange Consideration to tendering shareholders.

     Pursuant to Rule 13e-4 of the General Rules and Regulations under the Exchange Act, we have filed with the Commission an Issuer Tender Offer Statement on Schedule TO which contains additional information with respect to the Exchange Offer. Such Schedule TO, including the exhibits and any amendments thereto, may be examined, and copies may be obtained, at the same places and in the same manner as is set forth under the caption "Where You Can Find More Information."

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION ON OUR BEHALF IN CONNECTION WITH THE OFFER OTHER THAN THOSE CONTAINED HEREIN OR IN THE LETTER OF TRANSMITTAL. IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY US.

                                          LORAL SPACE & COMMUNICATIONS LTD.

August 27, 2002

     Facsimile copies of the Letter of Transmittal will be accepted from eligible institutions. The Letter of Transmittal and certificates for Notes and any other required documents should be sent or delivered by each holder or his, her or its broker, dealer, commercial bank, trust company or other nominee to the Depositary at its address set forth below.

                 The Exchange Agent for the Exchange Offer is:

                              THE BANK OF NEW YORK

          BY MAIL:                      BY FACSIMILE:            BY HAND OR OVERNIGHT COURIER:
Tender & Exchange Department   (for eligible institutions only)  Tender and Exchange Department
         P.O. 11248                     (212) 815-6433                 101 Barclay Street
    Church Street Station                                          Receive and Deliver Window
New York, New York 10286-1248    FOR CONFIRMATION TELEPHONE:        New York, New York 10286
                                        (212) 815-6212

                The Information Agent for the Exchange Offer is:

                               MORROW & CO., INC.
                           445 Park Avenue, 5th Floor
                               New York, NY 10022

                                 Call Collect:

                                 (212) 754-8000

                       Banks and Brokers Call Toll-Free:

                                 (800) 654-2468

                                       or

                           All Others Call Toll-Free:

                                 (800) 607-0088

                The Financial Advisor for the Exchange Offer is:

                                 MORGAN STANLEY
                                 1585 Broadway
                               New York, NY 10036
                          Attention: Nathan McMurtray
                                 (212) 761-5409

     Additional copies of this Exchange Offer, the Letter of Transmittal or other tender offer materials may be obtained from the Information Agent or the Exchange Agent and will be furnished at our expense. Questions and requests for assistance or additional copies hereof or the Letter of Transmittal should be directed to the Information Agent or the Exchange Agent. Shareholders also may contact their local broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Exchange Offer.

     Questions and requests for information regarding the terms of the Exchange Offer should be directed to the Financial Advisor.

     THIS DOCUMENT IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION. If you are uncertain about the Exchange Offer or about the action you should take, you are recommended to seek your own personal financial advice immediately from an appropriately authorized independent professional advisor.

     If you have sold or otherwise transferred any of your shares of 6% Series C Convertible Redeemable Preferred Stock due 2006 or shares of 6% Series D Convertible Redeemable Preferred Stock due 2007, please pass a copy of this document and the accompanying Offer to Exchange dated August 27, 2002 (the "Offer to Exchange"), as soon as possible to the purchaser or transferee, or to the stockbroker, bank or other agent through whom the sale or transfer was effected, for delivery to the purchaser or transferee. However, the Exchange Offer is not being made directly or indirectly in Canada or in any other jurisdiction where prohibited by applicable law and such documents should not be distributed, forwarded or transmitted into or from Canada or any other jurisdiction where prohibited by applicable law by any means whatsoever including without limitation mail, facsimile, transmission, telex or telephone.

                             LETTER OF TRANSMITTAL

OFFER TO EXCHANGE $1.92 IN CASH AND 4 SHARES OF COMMON STOCK, PAR VALUE $.01 PER
                                     SHARE
                                CUSIP #G56462107
                                ("COMMON STOCK")
                                      FOR
                           EACH OUTSTANDING SHARE OF
          6% SERIES C CONVERTIBLE REDEEMABLE PREFERRED STOCK DUE 2006
                  CUSIP #G56462149, #543885404 AND #543885305
                                    AND FOR
                           EACH OUTSTANDING SHARE OF
          6% SERIES D CONVERTIBLE REDEEMABLE PREFERRED STOCK DUE 2007
                        CUSIP #543885602 AND #G56462305
                                 PURSUANT TO AN
                                 EXCHANGE OFFER
                             DATED AUGUST 27, 2002

                    [LORAL SPACE & COMMUNICATIONS LTD. LOGO]

 THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 A.M. (MIDNIGHT), NEW YORK CITY TIME, ON WEDNESDAY, SEPTEMBER 25, 2002, UNLESS THE EXCHANGE OFFER
                                  IS EXTENDED.

                 The Exchange Agent for the Exchange Offer is:

                              THE BANK OF NEW YORK

             By Mail:                  By Facsimile Transmission:       By Hand or Overnight Courier:
                                    (for eligible institutions only)
   Tender & Exchange Department                                          Tender & Exchange Department
          P.O. Box 11248                     (212) 815-6433                   101 Barclay Street
      Church Street Station                                                Receive & Deliver Window
  New York, New York 10286-1248       For Confirmation Telephone:             New York, NY 10286
                                             (212) 815-6212

 Our Financial Advisor for the exchange offer is:    The Information Agent for the exchange offer is:
                  MORGAN STANLEY                                    MORROW & CO., INC.
                   1585 Broadway                                445 Park Avenue, 5th Floor
             New York, New York 10036                            New York, New York 10022
              Attn: Nathan McMurtray                            Call Collect (212) 754-8000
                  (212) 761-5409                                            or
                                                       Banks and Brokerage Firms, Please Call (800)
                                                                         654-2468
                                                         Shareholders, Please Call (800) 607-0088

     DELIVERY OF THIS LETTER OF TRANSMITTAL TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TO A NUMBER, OTHER THAN AS LISTED ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

     THE INSTRUCTIONS CONTAINED WITHIN THIS LETTER OF TRANSMITTAL SHOULD BE READ CAREFULLY BEFORE THIS LETTER OF TRANSMITTAL IS COMPLETED.

     The undersigned acknowledges that he or she has received the Exchange Offer dated August 27, 2002, of Loral Space & Communications Ltd. (the "Company") and this Letter of Transmittal (the "Letter of Transmittal"), which together constitute the Company's offer (the "Offer") to exchange $1.92 in cash and 4 shares of its Common Stock (the "Exchange Consideration") for each outstanding share of 6% Series C Convertible Redeemable Preferred Stock due 2006 (the "Series C Preferred Stock") and for each outstanding share of 6% Series D Convertible Redeemable Preferred Stock due 2007 (the "Series D Preferred Stock" and, together with the Series C Preferred Stock, the "Preferred Stock"), provided such shares of Preferred Stock are validly tendered and not withdrawn prior to the Expiration Date. The term "Expiration Date" shall mean 12:00 a.m. (midnight), New York City time, on Wednesday, September 25, 2002, unless the Offer is extended as provided in the Exchange Offer in which case the term "Expiration Date" shall mean the latest date and time to which the Offer is extended. Capitalized terms used but not defined herein shall have the same meaning given them in the Exchange Offer.

     This Letter of Transmittal is to be completed by holders of Preferred Stock either (i) if the certificates (the "Certificates") for the Preferred Stock is forwarded herewith or (ii) if tender of this Preferred Stock is to be made by book-entry transfer to an account maintained by The Bank of New York (the "Exchange Agent") at The Depository Trust Company ("DTC") pursuant to the procedures set forth in "The Exchange Offer -- Procedures for Tendering Preferred Stock" in the Exchange Offer.

     Holders of Preferred Stock whose Certificates for such Preferred Stock are not immediately available or who cannot deliver their Certificates and all other required documents to the Exchange Agent prior to 12:00 a.m. (midnight), New York City time, on the Expiration Date or who cannot complete the procedures for book-entry transfer prior to such time on the Expiration Date must tender their Preferred Stock according to the guaranteed delivery procedures set forth in "The Exchange Offer -- Guaranteed Delivery Procedures" in the Exchange Offer. See Instruction 1.

     Delivery of documents to DTC does not constitute delivery to the Exchange Agent.

     The term "Holder" with respect to the Offer means any person in whose name shares of Preferred Stock are registered on the books of the Company or any other person who has obtained a properly completed stock power from the registered holder. The undersigned has completed, executed and delivered this Letter of Transmittal to indicate the action the undersigned desires to take with respect to the Offer. Holders who wish to tender their shares of Preferred Stock must complete this Letter of Transmittal in its entirety.

              ALL TENDERING HOLDERS COMPLETE BOXES A AND B BELOW:

---------------------------------------------------------------------------------------------------------------------------------
 A.  DESCRIPTION OF OUTSTANDING SERIES C PREFERRED STOCK TENDERED
---------------------------------------------------------------------------------------------------------------------------------
  FOR SERIES C PREFERRED STOCK HOLDINGS ONLY. NAME(S) AND
     ADDRESS(ES) OF REGISTERED HOLDER(S) OF 6% SERIES C
CONVERTIBLE REDEEMABLE PREFERRED STOCK DUE 2006 (PLEASE FILL
  IN, IF BLANK, EXACTLY AS NAME(S) APPEAR(S) ON THE SHARE      PREFERRED STOCK SHARE CERTIFICATE(S) AND PREFERRED STOCK SHARES
                      CERTIFICATE(S))                                  TENDERED (ATTACH ADDITIONAL LIST, IF NECESSARY)
---------------------------------------------------------------------------------------------------------------------------------
                                                                                                              NUMBER OF SHARES
                                                                  CERTIFICATE          NUMBER OF SHARES         OF PREFERRED
                                                                    NUMBERS*          OF PREFERRED STOCK      STOCK TENDERED**
                                                               ---------------------------------------------------------------

                                                               ---------------------------------------------------------------

                                                               ---------------------------------------------------------------

                                                               ---------------------------------------------------------------

                                                               ---------------------------------------------------------------

                                                               ---------------------------------------------------------------
                                                             TOTAL AMOUNT TENDERED:
---------------------------------------------------------------------------------------------------------------------------------
 *  Need not be completed by holders delivering shares of Preferred Stock by book-entry transfer.
 ** All shares of Preferred Stock held shall be deemed tendered unless a lesser number is specified in this column.
---------------------------------------------------------------------------------------------------------------------------------
 PLEASE CHECK THE BOX BELOW IF APPLICABLE:
 [ ]  I DO NOT HOLD ANY SHARES OF SERIES C PREFERRED STOCK
---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
 B.  DESCRIPTION OF OUTSTANDING SERIES D PREFERRED STOCK TENDERED
---------------------------------------------------------------------------------------------------------------------------------
  FOR SERIES D PREFERRED STOCK HOLDINGS ONLY. NAME(S) AND
     ADDRESS(ES) OF REGISTERED HOLDER(S) OF 6% SERIES D
CONVERTIBLE REDEEMABLE PREFERRED STOCK DUE 2007 (PLEASE FILL
  IN, IF BLANK, EXACTLY AS NAME(S) APPEAR(S) ON THE SHARE      PREFERRED STOCK SHARE CERTIFICATE(S) AND PREFERRED STOCK SHARES
                      CERTIFICATE(S))                                  TENDERED (ATTACH ADDITIONAL LIST, IF NECESSARY)
---------------------------------------------------------------------------------------------------------------------------------
                                                                                                              NUMBER OF SHARES
                                                                  CERTIFICATE          NUMBER OF SHARES         OF PREFERRED
                                                                    NUMBERS*          OF PREFERRED STOCK      STOCK TENDERED**
                                                               ---------------------------------------------------------------

                                                               ---------------------------------------------------------------

                                                               ---------------------------------------------------------------

                                                               ---------------------------------------------------------------

                                                               ---------------------------------------------------------------

                                                               ---------------------------------------------------------------
                                                             TOTAL AMOUNT TENDERED:
---------------------------------------------------------------------------------------------------------------------------------
 *  Need not be completed by holders delivering shares of Preferred Stock by book-entry transfer.
 ** All shares of Preferred Stock held shall be deemed tendered unless a lesser number is specified in this column.
---------------------------------------------------------------------------------------------------------------------------------
 PLEASE CHECK THE BOX BELOW IF APPLICABLE:
 [ ]  I DO NOT HOLD ANY SHARES OF SERIES D PREFERRED STOCK
---------------------------------------------------------------------------------------------------------------------------------

           (BOXES BELOW TO BE CHECKED BY ELIGIBLE INSTITUTIONS ONLY)

[ ] CHECK HERE IF TENDERED SHARES OF PREFERRED STOCK ARE BEING DELIVERED BY BOOK-ENTRY TRANSFER MADE TO THE ACCOUNT MAINTAINED BY THE EXCHANGE AGENT WITH DTC AND COMPLETE THE FOLLOWING (ONLY PARTICIPANTS IN DTC MAY DELIVER SHARES OF PREFERRED STOCK BY BOOK-ENTRY TRANSFER (SEE INSTRUCTION 1)):

    Name of Tendering Institution:

    DTC Account Number:                  Transaction Code Number:

--------------------------------------------------------------------------------

[ ] CHECK HERE AND ENCLOSE A PHOTOCOPY OF THE NOTICE OF GUARANTEED DELIVERY IF TENDERED SHARES OF PREFERRED STOCK ARE BEING DELIVERED PURSUANT TO A NOTICE OF GUARANTEED DELIVERY PREVIOUSLY SENT TO THE EXCHANGE AGENT AND COMPLETE THE FOLLOWING (SEE INSTRUCTION 5):

    Name of Registered Holder(s):

    Window Ticket Number (if any):

    Date of Execution of Notice of Guaranteed Delivery:

    Name of Institution which executed the notice of Guaranteed Delivery:

    IF GUARANTEED DELIVERY IS TO BE MADE BY BOOK-ENTRY TRANSFER:

    Name of Tendering Institution:

    DTC Account Number:                  Transaction Code Number:

Ladies and Gentlemen:

     The undersigned hereby tenders to the Company the above described shares of Preferred Stock in exchange for $1.92 in cash and 4 shares of Common Stock for each share of Preferred Stock validly tendered upon the terms and subject to the conditions set forth in the Exchange Offer dated August 27, 2002 and in this Letter of Transmittal. Subject to and effective upon the acceptance for exchange of all or any portion of the shares of Preferred Stock tendered herewith in accordance with the terms and conditions of the Offer (including, if the Offer is extended or amended, the terms and conditions of any such extension or amendment), the undersigned hereby sells, assigns, transfers and conveys to the order of the Company, all right, title and interest in and to such Preferred Stock as are being herewith.

     The undersigned hereby irrevocably constitutes and appoints the Exchange Agent as its agent and attorney-in-fact (with full knowledge that the Exchange Agent is also acting as agent of the Company in connection with the Offer) with respect to the tendered Preferred Stock, with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest), subject only to the right of withdrawal described in the Exchange Offer, to (i) deliver Certificates for Preferred Stock together with all accompanying evidence of transfer and authenticity to, or upon the order of the Company, upon receipt by the Exchange Agent, as the undersigned's agent, of the Exchange Consideration for the Preferred Stock, (ii) present Certificates for such Preferred Stock for transfer, and to transfer the Preferred Stock on the books of the Company, and (iii) receive for the account of the Company all benefits and otherwise exercise all rights of beneficial ownership of such Preferred Stock, all in accordance with the terms and conditions of the Exchange Offer.

     THE UNDERSIGNED HEREBY REPRESENTS AND WARRANTS THAT THE UNDERSIGNED HAS FULL POWER AND AUTHORITY TO TENDER, SELL, ASSIGN, TRANSFER AND CONVEY THE PREFERRED STOCK TENDERED HEREBY AND THAT, WHEN THE SAME ARE ACCEPTED FOR EXCHANGE, THE COMPANY WILL ACQUIRE GOOD, MARKETABLE AND UNENCUMBERED TITLE THERETO, FREE AND CLEAR OF ALL LIENS, RESTRICTIONS, CHARGES AND ENCUMBRANCES, AND THAT THE SHARES OF PREFERRED STOCK TENDERED HEREBY ARE NOT SUBJECT TO ANY ADVERSE CLAIMS OR PROXIES. THE UNDERSIGNED WILL, UPON REQUEST, EXECUTE AND DELIVER ANY ADDITIONAL DOCUMENTS DEEMED BY THE COMPANY OR THE EXCHANGE AGENT TO BE NECESSARY OR DESIRABLE TO COMPLETE THE SALE, ASSIGNMENT, TRANSFER AND CONVEYANCE OF THE SHARES OF PREFERRED STOCK TENDERED HEREBY. THE UNDERSIGNED HAS READ AND AGREES TO ALL OF THE TERMS OF THE EXCHANGE OFFER.

     The name(s) and address(es) of the registered holder(s) of the Preferred Stock tendered hereby should be printed above, if they are not already set forth above, as they appear on the Certificates representing such Preferred Stock. The Certificate number(s) and the Preferred Stock that the undersigned wishes to tender should be indicated in the appropriate boxes above.

     If any tendered shares of Preferred Stock are not exchanged pursuant to the Offer for any reason, Certificates for such nonexchanged or nontendered shares of Preferred Stock will be returned (or, in the case of shares of Preferred Stock tendered by book-entry transfer, such shares of Preferred Stock will be credited to an account maintained at DTC) without expense to the tendering Holder, as soon as practicable following the withdrawal or rejection of tender or the expiration or termination of the Offer.

     The undersigned understands that tender of shares of Preferred Stock pursuant to any one of the procedures described in "The Exchange
Offer -- Procedures for Tendering Preferred Stock" in the Exchange Offer and in this Letter of Transmittal, and the Company's acceptance for exchange of such tendered shares of Preferred Stock, will constitute a binding agreement between the undersigned and the Company upon the terms and subject to the conditions of the Offer. The undersigned recognizes that, under certain circumstances set forth in the Exchange Offer, the Company may not be required to accept for exchange any of the shares of Preferred Stock tendered hereby.

     Unless otherwise indicated herein in the box entitled "Special Issuance Instructions" below, the undersigned hereby directs that any shares of Preferred Stock not tendered or accepted for exchange be issued in the name(s) of the undersigned (or, in the case of shares of Preferred Stock tendered by book-entry transfer, by credit to the account at DTC), and that the shares of Common Stock to be issued in the Exchange be issued in the name of the undersigned. Similarly, unless otherwise indicated herein in the box entitled "Special Delivery Instructions," the undersigned hereby directs that any shares of Preferred Stock not tendered or not accepted for exchange and the shares of Common Stock to be issued in the Exchange be delivered to the undersigned at the address shown below the undersigned's signature(s). In the event that the "Special Issuance Instructions" box or the "Special Delivery Instructions" box is, or both are, completed, the undersigned hereby requests that any shares of Preferred Stock not tendered or not accepted for exchange be issued in the name(s) of, certificates for such shares of Preferred Stock be delivered to, and the Exchange Consideration be delivered to, the person(s) at the address(es) so indicated, as applicable. The undersigned recognizes that the Company has no obligation pursuant to the "Special Issuance Instructions" box or "Special Delivery Instructions" box to transfer any shares of Preferred Stock from the name of the registered holder(s) thereof if the Company does not accept for exchange any of the Preferred Shares tendered.

     Holders of Preferred Stock whose Preferred Stock is accepted for exchange will not receive accrued dividends on such Preferred Stock for any period from and after the exchange of such Preferred Stock pursuant to this Offer.

     Except as stated in the Exchange Offer, this tender is irrevocable.

          ------------------------------------------------------------

                         SPECIAL ISSUANCE INSTRUCTIONS
                         (SEE INSTRUCTIONS 2, 5 AND 6)

        To be completed ONLY if certificates for shares of Preferred Stock not tendered or not accepted for exchange and/or the cash component of the Exchange Consideration is to be paid, or the Common Stock component of the Exchange Consideration is to be issued, to someone other than the registered holder of the Preferred Stock whose name(s) appear(s) above, or if shares of Preferred Stock are to be returned by credit to an account maintained by DTC.

   Issue  [ ] Cash consideration to be paid in the Exchange and/or
          [ ] Common Stock issued in the Exchange and/or
          [ ] Preferred Stock not tendered to

   Name(s)
   --------------------------------------------------
                                      (PLEASE PRINT)

   Address:
   --------------------------------------------------

          ------------------------------------------------------------
                               (INCLUDE ZIP CODE)

   Area Code and Telephone Number:

   ------------------------------------------------------------

   Tax Identification or Social Security Number(s):

   ------------------------------------------------------------

   Credit unaccepted Preferred Stock tendered by book-entry transfer to the following account at DTC:

   ------------------------------------------------------------

          ------------------------------------------------------------
          ------------------------------------------------------------

                         SPECIAL DELIVERY INSTRUCTIONS
                         (SEE INSTRUCTIONS 2, 5 AND 6)

        To be completed ONLY if certificates for shares of Preferred Stock not tendered or not accepted for exchange and/or the cash component of the Exchange Consideration is to be paid, or the Common Stock component of the Exchange Consideration is to be issued, to someone other than the registered holder of the Preferred Stock whose name(s) appear(s) above, or to such registered holder(s) at an address other than that shown above.

   Mail  [ ] Cash consideration to be paid in the Exchange and/or
         [ ] Common Stock issued in the Exchange and/or
         [ ] Preferred Stock not tendered to

   Name(s)
   --------------------------------------------------
                                      (PLEASE PRINT)

   Address:
   --------------------------------------------------

          ------------------------------------------------------------
                               (INCLUDE ZIP CODE)

   Area Code and Telephone Number:

   ------------------------------------------------------------

   Tax Identification or Social Security Number(s):

   ------------------------------------------------------------

          ------------------------------------------------------------

                                   IMPORTANT

                     ALL TENDERING HOLDERS PLEASE SIGN HERE
                         (SEE INSTRUCTIONS 2, 5 AND 6)
      (NOTE: SIGNATURE(S) MUST BE GUARANTEED IF REQUIRED BY INSTRUCTION 2)

    Must be signed by registered holder(s) exactly as name(s) appear(s) on Certificate(s) for the Preferred Stock hereby tendered or on a security position listing or by person(s) authorized to become registered holder(s) by endorsements, stock powers and other documents transmitted herewith (including such opinions of counsel, certifications and other information as may be required by the Company for the Preferred Stock to comply with restrictions on transfer applicable to the Preferred Stock). If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, please set forth full title and see Instruction 5.

X
--------------------------------------------------------------------------------

X
--------------------------------------------------------------------------------
                           SIGNATURE(S) OF HOLDER(S)

Dated:
------------------------, 2002

Name(s):
--------------------------------------------------------------------------------
                                 (PLEASE PRINT)

Capacity (full title):
--------------------------------------------------------------------------------

Address:
--------------------------------------------------------------------------------
                               (INCLUDE ZIP CODE)

--------------------------------------------------------------------------------

Area Code and Telephone No.:
--------------------------------------------------------------------------------

Tax Identification or Social Security No.:
-------------------------------------------------------------------------------

                           GUARANTEE OF SIGNATURE(S)
                           (SEE INSTRUCTIONS 2 AND 5)

                     FOR USE BY ELIGIBLE INSTITUTIONS ONLY,
                    PLACE MEDALLION GUARANTEE IN SPACE BELOW

Signature(s) Guaranteed by an eligible institution:

Authorized Signature:
--------------------------------------------------------------------------------

Name:
--------------------------------------------------------------------------------
                                 (PLEASE PRINT)

Title:
--------------------------------------------------------------------------------

Name of Firm:
--------------------------------------------------------------------------------

Address:
--------------------------------------------------------------------------------
                               (INCLUDE ZIP CODE)

--------------------------------------------------------------------------------

Area Code and Telephone No.:
--------------------------------------------------------------------------------

Dated:
------------------------, 2002

                              SUBSTITUTE FORM W-9
          REQUEST FOR TAXPAYER IDENTIFICATION NUMBER AND CERTIFICATION
                           DEPARTMENT OF THE TREASURY
                            INTERNAL REVENUE SERVICE

                       PAYORS' NAME: THE BANK OF NEW YORK

PAYEE INFORMATION (please print or type)
Individual or business name:

--------------------------------------------------------------------------------

Check appropriate      [ ] Individual/Sole           [ ] Corporation                   [ ] Partnership
box:                   Proprietor
                       [ ] Other                     [ ] Exempt from backup
                       ---------------------         withholding

--------------------------------------------------------------------------------
Address (number, street, and apt. or suite no.):
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
City, state, and ZIP code:
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
PART I: TAXPAYER IDENTIFICATION NUMBER ("TIN")
Enter your TIN below. For individuals, your TIN is your social security number. Sole proprietors may enter either their social security number or their employer identification number. If you are a limited liability company that is disregarded as an entity separate from your owner, enter your owner's social security number or employer identification number, as applicable. For other entities, your TIN is your employer identification number.
                            Social security number:
                    [ ] [ ] [ ] - [ ] [ ] - [ ] [ ] [ ] [ ]
                                       or
                        Employer identification number:
                     [ ] [ ] - [ ] [ ] [ ] [ ] [ ] [ ] [ ]
[ ] Applied For
--------------------------------------------------------------------------------
PART II: CERTIFICATION
Certification Instructions: You must cross out item 2 below if you have been notified by the Internal Revenue Service (the "IRS") that you are currently subject to backup withholding because of underreporting interest or dividends on your tax return. However, if after being notified by the IRS that you were subject to backup withholding you received another notification from the IRS that you are no longer subject to backup withholding, do not cross out item 2. Under penalties of perjury, I certify that:
1. The number shown on this form is my correct TIN or a TIN has not been issued to me and either (a) I have mailed or delivered an application to receive a TIN to the appropriate IRS Center or Social Security Administration Office, or (b) I intend to mail or deliver an application in the near future. I understand that if I do not provide my TIN to the payor, a portion of all reportable payments made to me by the payor will be withheld until I provide my TIN to the payor and that, if I do not provide my TIN to the payor within 60 days of submitting this Substitute Form W-9, such retained amounts shall be remitted to the IRS as backup withholding.
2. I am not subject to backup withholding because: (a) I am exempt from backup withholding, (b) I have not been notified by the IRS that I am subject to backup withholding as a result of a failure to report all interest or dividends or (c) the IRS has notified me that I am no longer subject to backup withholding.
3. I am a U.S. person (including a U.S. resident alien).
--------------------------------------------------------------------------------
THE INTERNAL REVENUE SERVICE DOES NOT REQUIRE YOUR CONSENT TO ANY PROVISION OF THIS DOCUMENT OTHER THAN THE CERTIFICATIONS REQUIRED TO AVOID BACKUP WITHHOLDING.
--------------------------------------------------------------------------------

SIGNATURE -----------------------------------     DATE -------------------------

                                  INSTRUCTIONS
             FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER

1. DELIVERY OF LETTER OF TRANSMITTAL AND CERTIFICATES, GUARANTEED DELIVERY PROCEDURES.

     This Letter of Transmittal is to be completed either if (a) Certificates are forwarded herewith or (b) tenders are to be made pursuant to the procedures for tender by book-entry transfer set forth in "The Exchange Offer -- Procedures for Tendering Preferred Stock" in the Exchange Offer. Certificates for shares of Preferred Stock being tendered, or timely confirmation of a book-entry transfer of such Preferred Stock into the Exchange Agent's account at DTC, as well as this Letter of Transmittal (or a facsimile thereof), properly completed and duly executed, with any required signature guarantees, and any other documents required by this Letter of Transmittal, must be received by the Exchange Agent at its address set forth herein prior to 12:00 a.m. (midnight), New York City time, on the Expiration Date.

     Holders who wish to tender their Preferred Stock and (i) whose Preferred Stock is not immediately available or (ii) who cannot deliver their Preferred Stock, this Letter of Transmittal or any other required documents to the Exchange Agent prior to 12:00 a.m. (midnight), New York City time, on the Expiration Date or (iii) who cannot complete the procedures for delivery by book-entry transfer prior to the Expiration Date, may tender their Preferred Stock by properly completing and duly executing a Notice of Guaranteed Delivery pursuant to the guaranteed delivery procedures set forth in "The Exchange
Offer -- Guaranteed Delivery Procedures" in the Exchange Offer. Pursuant to such procedures: (i) such tender must be made by or through an Eligible Institution (as defined below); (ii) a properly completed and duly executed Notice of Guaranteed Delivery, substantially in the form made available by the Company, must be received by the Exchange Agent prior to 12:00 a.m. (midnight), New York City time, on the Expiration Date; and (iii) the Certificates (or a confirmation of book-entry transfer of such Preferred Stock into the Exchange Agent's account at the Book-Entry Transfer Facility (as defined in the Exchange Offer)) representing all tendered Preferred Stock, in proper form for transfer, together with a Letter of Transmittal (or facsimile thereof), properly completed and duly executed, with any required signature guarantees and any other documents required by this Letter of Transmittal, must be received by the Exchange Agent within three New York Stock Exchange trading days after the date the Exchange Agent receives such Notice of Guaranteed Delivery, all as provided in "The Exchange Offer -- Guaranteed Delivery Procedures" in the Exchange Offer.

     The Notice of Guaranteed Delivery may be delivered by hand or mail or transmitted by facsimile to the Exchange Agent and, if required, must include a guarantee by an Eligible Institution in the form set forth in such notice. See Instruction 2 below. As used herein and in the Exchange Offer, "Eligible Institution" means a firm or other entity identified as an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Exchange Act, including (as such terms are defined therein) (i) a bank; (ii) a broker, dealer, municipal securities broker or dealer or government securities broker or dealer;
(iii) a credit union; (iv) a national securities exchange, registered securities association or clearing agency; or (v) a savings association that is a participant in a securities transfer association.

     THE METHOD OF DELIVERY OF CERTIFICATES, THIS LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT THE OPTION AND SOLE RISK OF THE TENDERING HOLDER AND THE DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE EXCHANGE AGENT. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, OR OVERNIGHT DELIVERY SERVICE IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE TIMELY DELIVERY.

     The Company will not accept any alternative, conditional or contingent tenders. Each tendering holder, by execution of a Letter of Transmittal (or facsimile thereof), waives any right to receive any notice of the acceptance of such tender.

2.  GUARANTEE OF SIGNATURES.

     No signature guarantee is required on the letter of transmittal if:

          (i) this Letter of Transmittal is signed by the registered holder (which term, for purposes of this document, shall include any participant in DTC whose name appears on a security position listing as the owner of the Preferred Stock) of Preferred Stock tendered herewith, unless such holder has completed either the box entitled "Special Issuance Instructions" or the box entitled "Special Delivery Instructions" above, or

          (ii) such Preferred Stock is tendered for the account of a firm that is an Eligible Institution.

     In all other cases, an Eligible Institution must guarantee the signature(s) on this Letter of Transmittal. See Instruction 5.

3.  INADEQUATE SPACE.

     If the space provided in the box captioned "Number of Shares of Preferred Stock" is inadequate, the Series of Preferred Stock, the Certificate number(s) and/or the number of shares of Preferred Stock and any other required information should be listed on a separate signed schedule which is attached to this Letter of Transmittal.

4.  PARTIAL TENDERS AND WITHDRAWAL RIGHTS (NOT APPLICABLE TO BOOK-ENTRY
    TRANSFERS).

     If less than all the shares of Preferred Stock evidenced by any Certificate submitted are to be tendered, fill in the number of shares of Preferred Stock that are to be tendered in the box entitled "Number of Shares of Preferred Stock Tendered." In such case, the holder will receive new Certificate(s) for the remainder of the shares of Preferred Stock promptly after the Expiration Date. All shares of Preferred Stock represented by Certificates delivered to the Exchange Agent will be deemed to have been tendered unless otherwise indicated.

     Except as otherwise provided herein, tenders of Preferred Stock may be withdrawn at any time prior to 12:00 a.m. (midnight), New York City time, on the Expiration Date. In order for a withdrawal to be effective on or prior to that time, a written or facsimile transmission of such notice of withdrawal must be timely received by the Exchange Agent at one of its addresses set forth above or in the Offer to Exchange prior to 12:00 a.m. (midnight), New York City time, on the Expiration Date. Any such notice of withdrawal must (i) specify the name of the person having tendered the Preferred Stock to be withdrawn (the "Depositor"), (ii) identify the shares of Preferred Stock to be withdrawn (including the series of Preferred Stock, the certificate number(s) and number of such shares, or, in the case of Preferred Stock transferred by book-entry transfer, the name and number of the account at the Book-Entry Transfer Facility to be credited), (iii) be signed by the Holder in the same manner as the original signature on the Letter of Transmittal by which such Preferred Stock was tendered (including any required signature guarantees) or be accompanied by documents of transfer sufficient to have the Transfer Agent register the transfer of such Preferred Stock into the name of the person withdrawing the tender, (iv) specify the name in which any such shares of Preferred Stock are to be registered, if different from that of the Depositor and (v) if applicable because the shares of Preferred Stock have been tendered pursuant to book-entry procedures, specify the name and number of the participant's account at DTC to be credited, if different from that of the Depositor. All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by the Company, whose determination shall be final and binding on all parties. Any Preferred Stock so withdrawn will be deemed not to have been validly tendered for purposes of the Offer and the Common Stock will not be issued with respect thereto unless the shares of Preferred Stock so withdrawn are validly tendered.

     Properly withdrawn Preferred Stock may be retendered by following one of the procedures described in "The Exchange Offer -- Procedures for Tendering Preferred Stock" in the Exchange Offer at any time prior to the Expiration Date.

     All questions as to the validity, form and eligibility (including time of receipt) of such withdrawal notices will be determined by the Company, in its sole discretion, whose determination shall be final and binding on all parties.

     The Company, any affiliates or assigns of the Company, the Exchange Agent, the Information Agent, the Financial Advisor or any other person shall not be under any duty to give any notification of any irregularities in any notice of withdrawal or incur any liability for failure to give any such notification. Any shares of Preferred Stock which have been tendered but which are withdrawn will be returned to the holder thereof without cost to such holder as soon as practicable after withdrawal, rejection of tender or termination of the Offer.

5.  SIGNATURES ON LETTER OF TRANSMITTAL, STOCK POWERS AND ENDORSEMENTS.

     If this Letter of Transmittal is signed by the registered holder(s) of the shares of Preferred Stock tendered hereby, the signature(s) must correspond exactly with the name(s) as written on the face of the Certificate(s) without alteration, enlargement or any change whatsoever.

     If any of the shares of Preferred Stock tendered hereby are owned of record by two or more joint owners, all such owners must sign this Letter of Transmittal. If any tendered shares of Preferred Stock are registered in different name(s) on several Certificates, it will be necessary to complete, sign and submit as many separate Letters of Transmittal (or facsimiles thereof) as there are different registrations of Certificates.

     If this Letter of Transmittal or any Certificates or stock powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such person should so indicate when signing and, unless waived by the Company, evidence satisfactory to the Company, in its sole discretion, of their authority to so act must be submitted with this Letter of Transmittal.

     When this Letter of Transmittal is signed by the registered owner(s) of the shares of Preferred Stock listed and transmitted hereby, no endorsement(s) of Certificate(s) or separate stock power(s) are required unless the shares of Common Stock to be issued in the Exchange are to be issued in the name of a person other than the registered holder(s). Signature(s) on such Certificate(s) or stock power(s) must be guaranteed by an Eligible Institution.

     If this Letter of Transmittal is signed by a person other than the registered owner(s) of the shares of Preferred Stock listed, the Certificates must be endorsed or accompanied by appropriate stock powers, signed by the registered owner(s) exactly as the name or names of the registered owner(s) appear(s) on the Certificates, and also must be accompanied by such opinions of counsel, certifications and other information as the Company may require in accordance with the restrictions on transfer applicable to the Preferred Stock. Signatures on such Certificates or stock powers must be guaranteed by an Eligible Institution.

     If tendered shares of Preferred Stock are registered in the name of the signer of the Letter of Transmittal and the shares of Common Stock to be issued in the Exchange are to be issued (and any untendered shares of Preferred Stock are to be reissued) in the name of the registered holder (including any participant in The Depository Trust Company (also referred to as a book-entry facility) whose name appears on a security listing as the owner of shares of Preferred Stock), the signature of such signer need not be guaranteed. In any other case, the tendered shares of Preferred Stock must be endorsed or accompanied by written instruments of transfer in form satisfactory to the Company and duly executed by the registered holder and the signature on the endorsement or instrument of transfer must be guaranteed by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or an "eligible guarantor institution" as defined by Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended.

6.  SPECIAL ISSUANCE AND DELIVERY INSTRUCTIONS.

     If the shares of Common Stock to be issued in the Exchange are to be issued in the name of a person other than the signer of this Letter of Transmittal, or if shares of Common Stock to be issued in the Exchange are to be issued are to be sent to someone other than the signer of this Letter of Transmittal or to an address other than that shown above, the appropriate boxes on this Letter of Transmittal should be completed. Certificates for Preferred Stock not exchanged will be returned by mail or, if tendered by book-entry transfer, by crediting the account indicated above maintained at DTC. See Instruction 4.

7.  TAXPAYER IDENTIFICATION NUMBER.

     U.S. federal income tax law requires that a Holder (other than a person exempt from this requirement as discussed below) whose tendered Preferred Stock is accepted for exchange must provide the Exchange Agent (as payor) with his or her correct taxpayer identification number ("TIN"), which, in the case of a Preferred Stock Holder who is an individual, is his or her social security number. If the Exchange Agent is not provided with the correct TIN, the Holder may be subject to a $50 penalty imposed by the Internal Revenue Service. In addition, receipt of the Exchange Consideration pursuant to the Exchange Offer may be subject to back-up withholding. (If withholding results in overpayment of taxes, a refund or credit may be obtained.) Exempt Holders (including, among others, all corporations and certain foreign individuals) are not subject to these back-up withholding and reporting requirements.

     Under U.S. federal income tax laws, payments made by the Company pursuant to the Exchange Offer may be subject to backup withholding at a rate of 30%. In order to avoid being subject to back-up withholding, each tendering Holder must provide the Holder's correct TIN by completing the "Substitute Form W-9" referred to above, certifying that the TIN provided is correct (or that the Holder is awaiting a TIN) and that: (i) the Holder has not been notified by the Internal Revenue Service that he or she is subject to back-up withholding as a result of failure to report all interest or dividends; or (ii) the Internal Revenue Service has notified the Holder that the Holder is no longer subject to back-up withholding; or (iii) certify in accordance with the Substitute Form W-9 that such Holder is exempt from back-up withholding.

     Exempt Holders (including, among others, all corporations and certain foreign individuals) are not subject to these back-up withholding and reporting requirements. To prevent possible erroneous back-up withholding, an exempt Holder must check the appropriate box under "Payee Information," enter its correct TIN in Part I of the Substitute Form W-9, and sign and date the form. See the enclosed Substitute Form W-9 for additional instructions.

     In order for a nonresident alien or foreign entity to qualify as an Exempt Holder, such person must submit a completed Form W-8BEN, "Certificate of Foreign Status," signed under penalties of perjury attesting to such exempt status. Such forms may be obtained from the Exchange Agent.

     If you do not have a TIN, check the box "Applied For" in Part I of the Substitute Form W-9, consult Part II of the Substitute Form W-9 for instructions on applying for a TIN, and sign and date the form. If you do not provide your TIN to the Exchange Agent within 60 days, back-up withholding will begin and continue until you furnish your TIN to the Exchange Agent. Note: Checking the "Applied For" box in Part I of the Substitute Form W-9 indicates that you have already applied for a TIN or that you intend to apply for one in the near future.

     If you have any questions concerning the Substitute Form W-9 or any information required therein, please contact the Exchange Agent.

8.  IRREGULARITIES.

     The Company will determine, in its sole discretion, all questions as to the form of documents, validity, eligibility (including time of receipt), acceptance and withdrawal of tendered Preferred Stock, which determination shall be final and binding on all parties. The Company reserves the absolute right to reject any and all tenders determined by it not to be in proper form or the acceptance of which, or purchase for, may, in the view of counsel to the Company, be unlawful. The Company also reserves the absolute right, subject to applicable law, to waive any of the conditions of the Offer set forth in the Exchange Offer under "The Exchange Offer -- Conditions" or defects, irregularities or conditions of tender as to particular shares of Preferred Stock, whether or not similar conditions or irregularities are waived in the case of other holders. The Company's interpretation of the terms and conditions of the Offer (including this Letter of Transmittal and the instructions hereto) will be final and binding on all parties. No tender of shares of Preferred Stock will be deemed to have been validly made until all irregularities with respect to such tender have been waived or cured within such time as the Company shall determine. Although the Company intends to notify Holders of defects or irregularities with respect to tenders of shares of Preferred Stock, neither the

Company, any affiliate or assign of the Company nor the Exchange Agent, the Information Agent, the Financial Advisor nor any other person shall be under any duty to give notification of any irregularities in tenders or incur any liability for failure to give such notification. Any shares of Preferred Stock received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the Exchange Agent to the tendering Holders as soon as practicable following the Expiration Date.

9.  QUESTIONS, REQUESTS FOR ASSISTANCE AND ADDITIONAL COPIES.

     Questions and requests for assistance may be directed to the Exchange Agent, the Information Agent or our Financial Advisor at their addresses and telephone numbers set forth on the front of this Letter of Transmittal. Additional copies of the Exchange Offer, the Notice of Guaranteed Delivery and the Letter of Transmittal may be obtained from the Exchange Agent or the Information Agent or from your broker, dealer, commercial bank, trust company or other nominee.

10.  LOST, DESTROYED OR STOLEN CERTIFICATES.

     If any Certificate(s) representing Preferred Stock have been lost, destroyed or stolen, the holder should promptly notify the Exchange Agent. The holder will then be instructed by the Exchange Agent as to the steps that must be taken in order to replace the Certificate(s). This Letter of Transmittal and related documents cannot be processed until the procedures for replacing lost, destroyed or stolen Certificate(s) have been followed.

11.  SECURITY TRANSFER TAXES.

     Holders who tender their Preferred Stock for exchange will not be obligated to pay any transfer taxes in connection therewith. If, however, certificates representing the shares of Preferred Stock not tendered or accepted for exchange are to be delivered to, or are to be issued in the name of, any person other than the person signing the Letter of Transmittal, or if a transfer tax is imposed for any reason other than the exchange of Preferred Stock in connection with the Offer, then the amount of any such transfer tax (whether imposed on the registered holder or any other person) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with this Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

12.  CONFLICTS.

     In the event of any conflict between the terms of the Exchange Offer and the terms of this Letter of Transmittal, the terms of the Exchange Offer will control.

   IMPORTANT: THIS LETTER OF TRANSMITTAL (OR FACSIMILE THEREOF) AND ALL OTHER REQUIRED DOCUMENTS MUST BE RECEIVED BY THE EXCHANGE AGENT PRIOR TO 12:00 A.M.
            (MIDNIGHT), NEW YORK CITY TIME, ON THE EXPIRATION DATE.

                         NOTICE OF GUARANTEED DELIVERY

                                    FOR THE
                               OFFER TO EXCHANGE

      $1.92 IN CASH AND 4 SHARES OF COMMON STOCK, PAR VALUE $.01 PER SHARE
                                ("COMMON STOCK")

                                      FOR

                           EACH OUTSTANDING SHARE OF
          6% SERIES C CONVERTIBLE REDEEMABLE PREFERRED STOCK DUE 2006

                                    AND FOR

                           EACH OUTSTANDING SHARE OF
          6% SERIES D CONVERTIBLE REDEEMABLE PREFERRED STOCK DUE 2007

                         PURSUANT TO THE EXCHANGE OFFER
                             DATED AUGUST 27, 2002

                   (NOT TO BE USED FOR SIGNATURE GUARANTEES)

THE OFFER WILL EXPIRE AT 12:00 A.M. (MIDNIGHT), NEW YORK CITY TIME, ON WEDNESDAY, SEPTEMBER 25, 2002, UNLESS EXTENDED (SUCH DATE, AS THE SAME MAY BE EXTENDED, THE "EXPIRATION DATE"). HOLDERS OF PREFERRED STOCK (AS DEFINED BELOW) MUST VALIDLY TENDER THEIR PREFERRED STOCK ON OR PRIOR TO THE EXPIRATION DATE IN ORDER FOR THEIR PREFERRED STOCK TO BE EXCHANGED PURSUANT TO THIS OFFER. TENDERED PREFERRED STOCK MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION DATE.

                 The Exchange Agent for the Exchange Offer is:

                              THE BANK OF NEW YORK

             By Mail:                  By Facsimile Transmission:       By Hand or Overnight Courier:
   Tender & Exchange Department     (for eligible institutions only)     Tender & Exchange Department
          P.O. Box 11248                     (212) 815-6433                   101 Barclay Street
      Church Street Station           For Confirmation Telephone:          Receive & Deliver Window
  New York, New York 10286-1248              (212) 815-6212                   New York, NY 10286

 Our Financial Advisor for the Exchange Offer is:    The Information Agent for the Exchange Offer is:
                  MORGAN STANLEY                                    MORROW & CO., INC.
                   1585 Broadway                                445 Park Avenue, 5th Floor
             New York, New York 10036                            New York, New York 10022
              Attn: Nathan McMurtray                            Call Collect (212) 754-8000
                  (212) 761-5409                                            or
                                                       Banks and Brokerage Firms, Please Call (800)
                                                                         654-2468
                                                         Shareholders, Please Call (800) 607-0088

     DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF THIS NOTICE OR GUARANTEED DELIVERY VIA FACSIMILE TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

LADIES AND GENTLEMEN:

     The undersigned hereby tenders to Loral Space & Communications Ltd., a corporation formed under the laws of Bermuda, upon the terms and subject to the conditions set forth in the Exchange Offer dated August 27, 2002 (as the same may be amended or supplemented from time-to-time, the "Exchange Offer"), and the related Letter of Transmittal (the Exchange Offer and the Letter of Transmittal together constitute the "Offer"), receipt of which is hereby acknowledged, the aggregate number of shares of Preferred Stock set forth below pursuant to the guaranteed delivery procedures set forth in the Offer to Exchange under the caption "The Exchange Offer -- Guaranteed Delivery Procedures". All capitalized terms used herein but not defined shall have the meanings ascribed to them in the Exchange Offer.

     The undersigned understands and acknowledges that the Offer will expire at 12:00 a.m. (midnight), New York City time, on Wednesday, September 25, 2002, unless extended by the Issuer. The term "Expiration Date" shall mean 12:00 a.m. (midnight), New York City time, on Wednesday, September 25, 2002, unless the Offer is extended as provided in the Exchange Offer, in which case the term "Expiration Date" shall mean the latest date and time to which the Offer is extended.

X
--------------------------------------------------------------------------------

X
--------------------------------------------------------------------------------
          SIGNATURE(S) OF REGISTERED HOLDER(S) OR AUTHORIZED SIGNATORY

--------------------------------------------------------------------------------
   CAPACITY (FULL TITLE) IF SIGNING IN A FIDUCIARY OR REPRESENTATIVE CAPACITY

Date:
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                    NAME(S) AND ADDRESS, INCLUDING ZIP CODE

Area Code and Telephone Number:
--------------------------------------------------------------------------------
Taxpayer Identification or Social Security No.:
--------------------------------------------------------------------------------
Aggregate Number of Shares of Series C Preferred Stock Tendered:*
--------------------------------------------------------------------------------
Aggregate Number of Shares of Series D Preferred Stock Tendered:*
--------------------------------------------------------------------------------
Certificate Number(s) of Preferred Stock (if available):
--------------------------------------------------------------------------------
Aggregate Number and Series of Shares of Preferred Stock Represented by Certificate(s):
--------------------------------------------------------------------------------

 IF TENDERED PREFERRED STOCK WILL BE DELIVERED BY BOOK-ENTRY TRANSFER, PROVIDE
   THE DEPOSITARY TRUST COMPANY ("DTC") ACCOUNT NO. AND TRANSACTION CODE (IF
                                  AVAILABLE):
Account No.:
--------------------------------------------------------------------------------
Transaction Code:
--------------------------------------------------------------------------------

* PLEASE INDICATE BY MARKING "N/A" IN THE APPROPRIATE SPACE IF YOU DO NOT HOLD ANY SHARES OF A PARTICULAR SERIES OF PREFERRED STOCK

-----------------------------------------------------------------------------------------------------------------------------

                                                    GUARANTEE OF DELIVERY
                                          (NOT TO BE USED FOR SIGNATURE GUARANTEES)

       The undersigned, a firm or other entity identified as an "eligible guarantor institution" within the meaning of Rule
  17Ad-15 promulgated under the Securities Exchange Act of 1934, as amended, guarantees deposit with the Exchange Agent of a properly completed and executed Letter of Transmittal (or facsimile thereof), or an Agent's Message, as well as the certificate(s) representing all tendered shares of Preferred Stock in proper form for transfer, or confirmation of the book-entry transfer of such shares of Preferred Stock into the Exchange Agent's account at DTC as described in the Exchange
  Offer under the caption "The Exchange Offer -- Guaranteed Delivery Procedures" and other documents required by the Letter of Transmittal, all by 12:00 a.m. (midnight), New York City time, on the third New York Stock Exchange trading day following the Expiration Date.
-----------------------------------------------------------------------------------------------------------------------------

  Name of Eligible Institution: --------------------
                                                                  ---------------------------------------------------------
  Address:                                                        (AUTHORIZED SIGNATURE)
  ------------------------------------------------
                                                                  Title: --------------------------------------------------
-----------------------------------------------------------
  (INCLUDE ZIP CODE)                                              Name: ------------------------------------------------
                                                                  (PLEASE TYPE OR PRINT)
  Area Code and
  Telephone Number:  ------------------------------------         Date: ------------------------------------------ , 2002
-----------------------------------------------------------------------------------------------------------------------------

  NOTE: DO NOT SEND PREFERRED STOCK WITH THIS NOTICE OF GUARANTEED DELIVERY. ACTUAL SURRENDER OF PREFERRED STOCK MUST BE MADE
  PURSUANT TO, AND BE ACCOMPANIED BY, A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL AND ANY OTHER REQUIRED
  DOCUMENTS.
-----------------------------------------------------------------------------------------------------------------------------

                    [LORAL SPACE & COMMUNICATIONS LTD. LOGO]

                               OFFER TO EXCHANGE

      $1.92 IN CASH AND 4 SHARES OF COMMON STOCK, PAR VALUE $.01 PER SHARE
                                ("COMMON STOCK")
                                      FOR
                           EACH OUTSTANDING SHARE OF
          6% SERIES C CONVERTIBLE REDEEMABLE PREFERRED STOCK DUE 2006
                                    AND FOR
                           EACH OUTSTANDING SHARE OF
          6% SERIES D CONVERTIBLE REDEEMABLE PREFERRED STOCK DUE 2007

                         PURSUANT TO THE EXCHANGE OFFER
                             DATED AUGUST 27, 2002

THE OFFER WILL EXPIRE AT 12:00 A.M. (MIDNIGHT), NEW YORK CITY TIME, ON WEDNESDAY, SEPTEMBER 25, 2002 UNLESS EXTENDED (SUCH DATE, AS THE SAME MAY BE EXTENDED, THE "EXPIRATION DATE"). HOLDERS OF PREFERRED STOCK (AS DEFINED BELOW) MUST VALIDLY TENDER THEIR PREFERRED STOCK ON OR PRIOR TO THE EXPIRATION DATE IN ORDER FOR THEIR PREFERRED STOCK TO BE EXCHANGED PURSUANT TO THIS OFFER. TENDERED PREFERRED STOCK MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION DATE.

To Brokers, Dealers, Commercial Banks,
Trust Companies and other Nominees:

     Loral Space & Communications Ltd., a corporation of Bermuda (the "Issuer"), is offering, upon the terms and subject to the conditions set forth in the Exchange Offer dated August 27, 2002 (the "Exchange Offer") and the accompanying Letter of Transmittal enclosed herewith (the Exchange Offer and the Transmittal Letter together constitute the "Offer"), to exchange $1.92 in cash and 4 shares of its Common Stock for each outstanding share of its 6% Series C Convertible Redeemable Preferred Stock (the "Series C Preferred Stock") and for each outstanding share of 6% Series D Convertible Redeemable Preferred Stock due 2007 (the "Series D Preferred Stock" and, together with the Series C Preferred Stock, the "Preferred Stock").

     THE OFFER IS SUBJECT TO CERTAIN CONDITIONS. SEE "THE EXCHANGE OFFER -- CONDITIONS" IN THE EXCHANGE OFFER.

     Enclosed herewith for your information and forwarding to your clients are copies of the following documents:

     1.  the Exchange Offer dated August 27, 2002;

     2. the Letter of Transmittal for your use and for the information of your clients (facsimile copies of the Letter of Transmittal may be used to tender Preferred Stock);

     3. a form of letter which may be sent to your clients for whose accounts you hold Preferred Stock registered in your name or in the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Exchange Consideration; and

     4.  a Notice of Guaranteed Delivery.

     YOUR PROMPT ACTION IS REQUESTED. PLEASE NOTE THAT THE OFFER WILL EXPIRE AT 12:00 A.M. (MIDNIGHT), NEW YORK CITY TIME, ON WEDNESDAY, SEPTEMBER 25, 2002, UNLESS EXTENDED. PLEASE FURNISH COPIES OF THE ENCLOSED MATERIALS TO THOSE OF YOUR CLIENTS FOR WHOM YOU HOLD PREFERRED STOCK REGISTERED IN YOUR NAME OR IN THE NAME OF YOUR NOMINEE AS QUICKLY AS POSSIBLE.

     In all cases, the exchange of Preferred Stock pursuant to the Offer will be made only after receipt by the Exchange Agent of (a) certificates representing such Preferred Stock, or a confirmation of a book-entry transfer into the Exchange Agent's account at the Book-Entry Transfer Facility (as defined in the Exchange Offer), as the case may be, (b) the Letter of Transmittal (or facsimile thereof), properly completed and duly executed, or an Agent's Message (as defined in the Exchange Offer) and (c) any other required documents.

     Holders who wish to tender their shares of Preferred Stock and (i) whose shares of Preferred Stock are not immediately available or (ii) who cannot deliver their shares of Preferred Stock, the Letter of Transmittal or an Agent's Message or any other documents required by the Letter of Transmittal to the Exchange Agent prior to the Expiration Date or (iii) who cannot complete the procedures for book-entry transfer prior to the Expiration Date must tender their shares of Preferred Stock according to the guaranteed delivery procedures set forth under the caption "The Exchange Offer -- Guaranteed Delivery Procedures" in the Exchange Offer.

     The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of shares of Preferred Stock residing in any jurisdiction in which the making of the Offer or acceptance thereof would not be in compliance with the laws of such jurisdiction.

     The Issuer will not make any payments to brokers, dealers or other persons for soliciting acceptances of the Offer. The Issuer will, however, upon request, reimburse you for customary clerical and mailing expenses incurred by you in forwarding any of the enclosed materials to your clients. The Issuer will pay or cause to be paid any transfer taxes payable on the transfer of shares of Preferred Stock to it, except as otherwise provided in the Letter of Transmittal.

     Requests for information or for additional copies of the Exchange Offer and Letter of Transmittal should be directed to the Exchange Agent or the Information Agent, and requests for information regarding the terms of the Offer should be directed to the Financial Advisor, at their respective addresses and telephone numbers set forth in the Exchange Offer.

                                         Very truly yours,

                                         LORAL SPACE & COMMUNICATIONS LTD.

                    [LORAL SPACE & COMMUNICATIONS LTD. LOGO]

                               OFFER TO EXCHANGE

      $1.92 IN CASH AND 4 SHARES OF COMMON STOCK, PAR VALUE $.01 PER SHARE
                                ("COMMON STOCK")
                                      FOR
                           EACH OUTSTANDING SHARE OF
          6% SERIES C CONVERTIBLE REDEEMABLE PREFERRED STOCK DUE 2006
                                    AND FOR
                           EACH OUTSTANDING SHARE OF
          6% SERIES D CONVERTIBLE REDEEMABLE PREFERRED STOCK DUE 2007

                         PURSUANT TO THE EXCHANGE OFFER
                             DATED AUGUST 27, 2002

THE OFFER WILL EXPIRE AT 12:00 A.M. (MIDNIGHT) , NEW YORK CITY TIME, ON WEDNESDAY, SEPTEMBER 25, 2002 UNLESS EXTENDED (SUCH DATE, AS THE SAME MAY BE EXTENDED, THE "EXPIRATION DATE"). HOLDERS OF PREFERRED STOCK (AS DEFINED BELOW) MUST VALIDLY TENDER THEIR PREFERRED STOCK ON OR PRIOR TO THE EXPIRATION DATE IN ORDER FOR THEIR PREFERRED STOCK TO BE EXCHANGED PURSUANT TO THIS OFFER. TENDERED PREFERRED STOCK MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION DATE.

To Our Clients:

     Enclosed for your consideration is an Exchange Offer dated August 27, 2002 (the "Exchange Offer"), and a Letter of Transmittal (the Exchange Offer and the Letter of Transmittal together constitute the "Offer") relating to the offer by Loral Space & Communications Ltd. (the "Issuer") to exchange $1.92 in cash and 4 shares of its Common Stock for each outstanding share of its 6% Series C Convertible Redeemable Preferred Stock due 2006 (the "Series C Preferred Stock") and for each outstanding share of its 6% Series D Convertible Redeemable Preferred Stock due 2007 (the "Series D Preferred Stock" and together with the Series C Preferred Stock, the "Preferred Stock").

     The enclosed material is being forwarded to you as the beneficial owner of Series C Preferred Stock or Series D Preferred Stock held by us for your account or benefit but not registered in your name. A tender of any Preferred Stock may only be made by us as the registered Holder pursuant to your instructions. Therefore, the Issuer urges beneficial owners of Preferred Stock registered in the name of a broker, dealer, commercial bank, trust company or other nominee to contact such Holder promptly if they wish to tender Preferred Stock in the Offer.

     Accordingly, we request instructions as to whether you wish us to tender any or all such Preferred Stock held by us for your account or benefit, pursuant to the terms and conditions set forth in the Exchange Offer and Letter of Transmittal. We urge you to read carefully the Exchange Offer and Letter of Transmittal before instructing us to tender your Preferred Stock.

     Your instructions to us should be forwarded as promptly as possible in order to permit us to tender Preferred Stock on your behalf in accordance with the provisions of the Offer. The Offer expires at 12:00 a.m. (midnight), New York City time, on Wednesday, September 25, 2002, unless extended. The term "Expiration Date" shall mean 12:00 a.m. (midnight), New York City time, on Wednesday, September 25, 2002, unless the Offer is extended as provided in the Exchange Offer, in which case the term "Expiration Date" shall mean the latest date and time to which the Offer is extended. A tender of Preferred Stock may be withdrawn at any time prior to 12:00 a.m., (midnight), New York City time, on the Expiration Date.

     Your attention is directed to the following:

     1. The Offer is for the tender of each share of Preferred Stock for $1.92 in cash and 4 shares of Common Stock. As of July 31, 2002, 8,084,174 shares of Series C Preferred Stock and 3,391,688 shares of Series D Preferred Stock were outstanding;

     2. The Offer is subject to certain conditions. See "The Exchange Offer -- Conditions" in the Exchange Offer;

     3. The Offer and withdrawal rights will expire at 12:00 a.m. (midnight), New York City time, on Wednesday, September 25, 2002, unless extended; and

     4. The Issuer has agreed to pay certain expenses of the Offer. Any transfer taxes incident to the transfer of Preferred Stock from the tendering Holder to the Issuer will be paid by the Issuer, except as provided in the Offer to Exchange and the Letter of Transmittal. See "Fees and Expenses" in the Exchange Offer.

     The Offer is not being made to, nor will tenders be accepted from or on behalf of Holders of Preferred Stock, residing in any jurisdiction in which the making of the Offer or acceptance thereof would not be in compliance with the laws of such jurisdiction.

     If you wish us to tender any or all of your Preferred Stock held by us for your account or benefit, please do instruct us by completing, executing and returning to us the attached instruction form.

     THE ACCOMPANYING LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR INFORMATIONAL PURPOSES ONLY AND MAY NOT BE USED BY YOU TO EXCHANGE PREFERRED STOCK HELD BY US AND REGISTERED IN OUR NAME FOR YOUR ACCOUNT OR BENEFIT.

     THIS MATERIAL RELATING TO THE OFFER IS BEING FORWARDED TO YOU AS THE BENEFICIAL OWNER OF PREFERRED STOCK CARRIED BY US FOR YOUR ACCOUNT OR BENEFIT BUT NOT REGISTERED IN YOUR NAME. A TENDER OF ANY SUCH PREFERRED STOCK WITH RESPECT THERETO CAN BE MADE ONLY BY US AS THE REGISTERED HOLDER AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER PREFERRED STOCK WITH RESPECT TO SUCH PREFERRED STOCK, HELD BY US FOR YOUR ACCOUNT.

                                  INSTRUCTIONS

     The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Offer of Loral Space & Communications Ltd.

     This will instruct you to tender for exchange the aggregate number of shares of Preferred Stock indicated below (or, if no aggregate principal amount is indicated below, all shares of Preferred Stock) held by you for the account or benefit of the undersigned, pursuant to the terms of and conditions set forth in the Exchange Offer and the Letter of Transmittal.

     Number of Shares of Preferred Stock to be tendered*:

     Series C Preferred Stock:
     -----------------------------------**

     Series D Preferred Stock:
     -----------------------------------**

     *Please indicate by marking "N/A" in the appropriate space if you do not hold any shares of a particular series of Preferred Stock.

     **I (we) understand that if I (we) sign this instruction form without indicating an aggregate number of shares of Preferred Stock in the space above, all shares of Preferred Stock held by you for my (our) account will be tendered.

X
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X
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                                  SIGNATURE(S)

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   CAPACITY (FULL TITLE) IF SIGNING IN A FIDUCIARY OR REPRESENTATIVE CAPACITY

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                    NAME(S) AND ADDRESS, INCLUDING ZIP CODE

Date:
------------------------------

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                         AREA CODE AND TELEPHONE NUMBER

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                 TAXPAYER IDENTIFICATION OR SOCIAL SECURITY NO.

                                        3